Exhibit (C)(3)(C)

29th of June, 2016

Project Carter II

Second Phase

Santander

GLOBAL CORPORATE BANKING

Disclaimer

• Banco Santander Chile S.A. (“Santander”) has been engaged by ENDESA Americas S.A. (“Endesa”)toassist theBoard(the “Board”) in evaluating the operations comprising its Corporate Restructuring. As part of its financial advisory, Santander has prepared this valuation report for purely informative purposes, based on public information available and/or provided by Endesa and/or its managers and/or representatives. All the information provided to Santander is deemed to be true, sufficient, accurate and in good faith. Santander has not conducted any independent audit or research to certify the truthfulness, sufficiency and validity of any information provided to it. Likewise, all publicly-available information, including market information, stock prices, analyst reports and the like, were obtained, among other sources, from entities and/or sites deemed reliable.

• Use of this valuation report is subject to the provisions of the nondisclosure agreement executed by the addressee (the “NDA”) whereby disclosure and reproduction of the information contained herein is very limited. Any person having access to the valuation report must know, understand and accept the conditions set out in the NDA prior to disclosing or otherwise using this valuation report. Its distribution, reproduction and use are forbidden other than with the express consent of Santander, or for other than evaluating the operations comprising the Corporate Restructuring any any person having access to the same. Moreover, Santander reserves its right to modify or replace it at any time, and does not assume any obligation in terms of providing any additional information to the addressee.

• The information contained herein has been collected to assist the Board in making its own evaluation of the Restructuring Process, and the valuation report does not purport to contain all the information that the Board may require. Without exception, under the provisions of the NDA and the last paragraph of this disclaimer, it must conduct its own analysis. Despite reasonable care having been taken in preparing this document, neither Santander nor any of its shareholders, managers and/or employees warrant the accuracy of any data, representation or projection contained herein, and they are released from any liability, even from ordinary negligence, in connection to the information and/or data and/or representations and/or projections contained herein, as well as for any that may have been omitted, even if they differ from those issued by any independent third party.

• Likewise, although the information herein and the opinions advanced hereby are based on sources deemed reliable, they assume several scenarios and projections that may or may not materialize. Consequently, no representation or warranty, express or implied, is made or deemed made by Santander or by any of its shareholders, managers and/or employees and/or any entity of the group, as to the truthfulness, accuracy, sufficiency or completeness of the information and the opinions contained herein, and none of the aforementioned parties assumes any liability whatsoever in relation to such data, opinions or any omission in this Valuation Report.

• Although the information contained herein may be publicly disclosed by the Board or else by Endesa and/or incorporated into the information made availabletothe shareholders of Endesa to be made known at one or more shareholders’ meetings called upon to issue a determination on the transactions comprising the Corporate Restructuring, this document does NOT represent an express recommendation to any shareholder of Endesa or any other person or entity, as to how such shareholder or person should proceed in relation to said transactions, the Corporate Restructuring or otherwise.

• Any entity to which Santander offers a valuation report assumes Santander’s responsibility to comply with all the matters indicated in these disclaimers and to demand their compliance by any person or entity to whom said recipient provides or allows access to the valuation report.

• This document has been provided for informative purposes only and does not constitute a basis or grounds for any contract or undertaking whatsoever. The recipient is expected to conduct its own analysis in order to make its own decisions.

Santander

GLOBAL CORPORATE BANKING

p.1

1. Glossary 2. Introduction 3. Executive summary

4. Analysis of Enersis corporate restructuring process 5. Regulatory matters 6. Description of the companies

7. Valuation of equity interests involved in the merger i) Discounted cash flow ii) Multiples of transaction comparables iii) Multiples of trading comparables iv) Analysts’ target prices and SOTP v) Trading history of ENI-A, EOC-A and CHI-A vs. LatAm Comparables vi) WACC

8. Holding discount and liquidity

9. Merger results

10. Appendix

Santander

GLOBAL CORPORATE BANKING

p.2

Glossary

Acronym Definition

ADR American Depositary Receipt ADTV Average Daily Trading Volume CHI-A Chilectra Americas CLP / $ Chilean Pesos D Company Debt DCF Discounted Cash Flow NFD Net Financial Debt Dx Enery Distribution E Equity

EBITDA Earnings before Interest, Taxes, Depreciation and Amortization EGM Extraordinary General Meeting EMBI Emerging Markets Bonds Index ENI-A1 Enersis Americas stand alone ENI-A2 Enersis Americas consolidated EOC-A Endesa Americas FFO Fund Flows from Operations g Growth Rate Gx Energy Generation IPSA Blue-Chip Stock Price Index

Acronym Definition

JEA Extraordinary Shareholders’ Meeting

Kd Cost of debt

Ke Rate of return required by the shareholder on account of Company risk Km Kilometers LatAm Latin America Mn Millions MW Mega Watts NOPAT Net Operating Profit After Tax OPA Tender Offer OPR Operation between related parties R$ Brazilian Real SOTP Sum-of-the-parts SVS Securities and Insurance Superintendence T Income tax rate Tx Energy Transmission USD / US$ United State Dollars EV Enterprise Value TV Terminal Value WACC Weighted Average Cost of Capital

Santander

GLOBAL CORPORATE BANKING

p.3

1. Glossary

2. Introduction

3. Executive summary

4. Analysis of Enersis corporate restructuring process

5. Regulatory matters

6. Description of the companies

7. Valuation of equity interests involved in the merger i) Discounted cash flow ii) Multiples of transaction comparables iii) Multiples of trading comparables iv) Analysts’ target prices and SOTP v) Trading history of ENI-A, EOC-A and CHI-A vs. LatAm Comparables vi) WACC

8. Holding discount and liquidity

9. Merger results

10. Appendix

Santander

GLOBAL CORPORATE BANKING

p.4

Introduction

Restructuring at Enersis level

On July 27, 2015, Enersis S.A., by means of a material event notice sent to the Chilean Securities and Insurance Superintendence (“SVS”), advised the market on an internal analysis conducted with a view to carrying out a corporate restructuring process. This process would have the following objectives:

1. Streamlining the company’s corporate structure

2. Generation of value for group companies

3. Generation of value for group shareholders

Restructuring would be conducted by separating the activities of the Group in Chile from the remaining LatAm activities. This process would be carriedout in two neatly differentiated stages:

1. Enersis spin-off into two companies:

I. Enersis Chile: Grouping the activities of the Group in Chile

II. Enersis Americas: Grouping the activities of the Group outside Chile

2. Merger of Enersis Americas, Endesa Americas and Chilectra Americas

All the resulting companies would be located in Chile and their equities would be listed in the markets where Enersis equities are presently listed.

None of the above operations would require additional funds contributions by the current shareholders

Santander

GLOBAL CORPORATE BANKING

p.5

Introduction

Phase II corporate restructuring milestones (independent evaluation)

2016

May 5-6

Designation of Banco Santander S.A. as independent valuator

May 17

Kick off

May 31 Santander presentation to the Board of EOC-A

June 9

Endesa Americas submitted updated business plan to Santander

June 21-25

Endesa Americas delivered draft Financial Statements as of May 2016 to Santander

June 29 Delivery of valuation and corporate interest report by Santander to the Board of Endesa Americas, in Spanish Working group session between Santander and the Board of Endesa Americas

July 5

Final submission of valuation and corporate interest report by Santander to the Board of Endesa Americas Delivery of valuation and corporate interest report by Santander, in English

August 29

Extraordinary Shareholders’ Meeting to vote on the merger

Source: RFP Endesa Americas and company

Santander

GLOBAL CORPORATE BANKING

p.6

Introduction

Focus of work conducted by Santander

1

Description of the characteristics, phases, terms and conditions of the merger, in addition to that provided at the JEA held on December 18, 2015 Compliance with Law No. 18,046 Art. 147, in relation to independent valuators and their reports

The independent valuation of the merger has resulted in a report that has taken the following aspects, among others, into consideration

2

Analysis of effects and potential impact from the merger of Endesa Americas, including:

- Equity contribution

- Checking that merger conditions are arm’s length

- Analysis of the operation in the interest of shareholders

- Any other additional requirements or specifications requested.

3

Submission of Report to the Board of the company, answers to questions and additional demands that may have arisen

Submission of report in Spanish and English

4

To complete and finish the report, Santander has had access, among other things, to:

- Reports prepared for the merger

- Financial statements of the companies

- Business plans of the companies

- Meetings with senior management at Endesa Americas

1 2

4 3

Source: RFP Endesa Americas, company and Santander

Santander

GLOBAL CORPORATE BANKING

p.7

Introduction

Potential terms and conditions of the merger by Endesa Americas

Withdrawal right

Share exchange equation

Tender offer (OPA)

Tax cost compensation

Enel controlling shareholder

Withdrawal right to be potentially exercised by the shareholders of Enersis Americas, Endesa Americas and Chilectra Americas as a result of the merger, not to exceed 10%, 7.72% and 0.91% respectively.

Withdrawal right in Enersis Americas not resulting in any shareholder exceeding the maximum 65% equity ownership limit in Enersis Americas post Merger.

Notional exchange proposed for the merger

- 2.8 shares in Enersis Americas = 1 share in Endesa Americas

- 5.0 shares in Enersis Americas = 1 share in Chilectra Americas

The Board of Enersis Americas announced it intended to submit a tender offer (OPA) for all the shares and DRs issued by Endesa Americas not held by Enersis Americas, at a price of CLP 285 per share.

The OPA to be contingent upon approval of the merger by the shareholders of Enersis Americas, Endesa Americas and Chilectra Americas, and fulfillment of the first Withdrawal Right condition.

Solely and exclusively if the merger resolutions are not adopted before December 31, 2017, the CEO will negotiate the terms of a compensation undertaking with Endesa Chile whereby the net tax costs borne by Endesa Chile as a result of its spinoff will be compensated by the tax benefits that Enersis Americas could obtain.

The controlling shareholder of Enel S.p.A. said that:

- It considers the notional exchange ratio announced for the merger favorable to the interests of all shareholders, and that it would consequently vote in favor of the Merger at the relevant special shareholders’ meeting.

- If the Merger is approved, for a period of at least 5 years after the shareholders’ meeting that approves the same, it agreed not to conduct or propose any other corporate restructuring process affecting Enersis Americas

Santander

GLOBAL CORPORATE BANKING

p.8

Introduction

Information accessed by Santander

Main information included in the Virtual Data Room:

- Information at October 2015 – Phase I of Carter II Project

- Information at May 2016 Phase II of Carter II Project

Management Presentations (Friday, June 10, 2016) and macro scenario

Flows and Projections- updated Business Plans approved by the board of each company

Tax – Information on tax benefits of the merger

PxQ – Detailed Business Plan projections with a calculation of operational margin of each applicable company

Regulatory Models – Projections for Ampla and Coelce

Others – Adjustments, Corporate Organizational Chart of ENI-A, EOC-A and CHI-A, recommendations for calculations of relevance for the industry

Face-to-face meetings with the company team, to better understand the business in the various different countries and clarify differences

Public information on ENI-A, EOC-A and CHI-A found both in the Securities and Insurance Superintendence as well as on the webpages of the relevant companies

Santander

GLOBAL CORPORATE BANKING

p.9

1. Glossary 2. Introduction 3. Executive summary

4. Analysis of Enersis corporate restructuring process 5. Regulatory matters 6. Description of the companies

7. Valuation of equity interests involved in the merger i) Discounted cash flow ii) Multiples of transaction comparables iii) Multiples of trading comparables iv) Analysts’ target prices and SOTP v) Trading history of ENI-A, EOC-A and CHI-A vs. LatAm Comparables vi) WACC

8. Holding discount and liquidity

9. Merger results

10. Appendix

Santander

GLOBAL CORPORATE BANKING

p.10

Executive summary

Strategic rationale for Carter II and potential merger of Americas vehicles

Corporate streamlining

Synergies

Potential decrease in holding discount on post-merger ENI-A

Greater liquidity in a single merged vehicle

Improved equity story with greater asset visibility, which could stimulate investors’ interest

Investors’ prospects for investing in different vehicles (Chile vs. LatAm; stable cash flows vs. more volatile cash flows) Enhanced efficiency and reduced conflict of interests in decision-making and strategic implementation More specific focus by management at the geographical and business levels (including regulatory and/or market changes)

Cutback in holding costs: Merger to do away with management costs in 3 different holdings

Improved capital structure in post-merger ENI thanks to greater leverage capacity (present cash in ENI-A) and regulated flows (Dx and Tx) This cash may be used for growth and/or be distributed to the shareholder and/or for the purchase of minority interests Less cash flow leakage

Simplification of inter-company cascade (elimination of EOC-A and CHI-A) should reduce the holding discount on ENI-A owing to lower subordination with regard to operational assets Reduced interest held by controlling shareholder to increase participation by minority interests in making the company’s strategic and management decisions Streamlined corporate structure to increasingly facilitate investors’ analysis of the company

Assuming withdrawal rights are not significantly exercised, liquidity at the merged entity could be enhanced through addition of free float at ENI-A, EOC-A, in addition to the value of CHI-A

Potential increase in value due to lower holding discount could bring ENI-A closer to its comparables in terms of trading multiples Potential improved coverage by research analysts

Santander

GLOBAL CORPORATE BANKING

p.11

Executive summary

Potential implications of merger approval or rejection

Synergies Liquidity Holding discount

Withdrawal right and tender offer

Others

Merger REJECTED

Higher administration costs for all three vehicles Less exposure to growth in distribution sector Negative impact on equity price due to lower synergies More rigid decision-making structure

Reduced liquidity due to lower free float and market cap

Potential exclusion from some stock market or investment indexes More limited coverage by research analysts

No relevant changes since the failure of synergies to materialize would affect the market value and fair value of equities in similar measure

Potential effect of withdrawal right could already be built into the share price

New advisory costs

Cash flow leakage is not reduced

Could spark competition between ENI-A and EOC-A as far as investments by the controlling shareholder are concerned

Merger APPROVED

Synergies already included in companies’ business plans Single management team and one single board Quicker decision making process

Post-merger ENI-A would again become one of the heaviest traded shares in IPSA

Potential weight increase in stock market or investment indexes Potential coverage by the largest research houses

Potential reduction to holding discount at the post-merger ENI-A level due to less subordination of operational assets, thanks to streamlined corporate structure and lower administration costs

Allows for the exit of minority interests wishing to lower their exposure to the sector or companies Potential use of cash due to exercise of withdrawal rights could limit the use of funds for M&As /purchase of downstream minority interests

Elimination of future restructuring costs

Only investment vehicle in LatAm (ex Chile and EGP) for the Enel group and ensuing benefits for minority interests Inability, in the eyes of investors, to gain separate positions in generation and distribution

Santander

GLOBAL CORPORATE BANKING

p.12

Executive summary

Valuation methodologies

Primary valuation methodology

Discounted cash flow “DCF”

Market reference

Current market capitalization

Reference to specific valuations

Analysts’ Target Prices

1

5 2

4 3

Supporting methodology via M&A

Multiples of Transaction Comparables

Market supporting methodology

Multiples of Trading Comparables

Santander

GLOBAL CORPORATE BANKING

p.13

Executive summary

| p.14 |

Discounted cash flow methodology ("DCF")

Cash flow calculation and valuation of Equity
(+) Revenues
(-) Costs
(-) General expenses
= EBITDA
(-) Tax
(+) Amortization tax shield
(-) Capex
(+/-) Variation in Working Capital
Free cash flow (FCF)
(x) Discount factor of WACC
Discounted Free Cash Flow (DFCF)
(Σ DFCF) + (terminal value)
= Enterprise Value
(-) (Net financial debt + Other liabilities)
= Equity value

Summary of Methodologies for calculating the terminal value

Methodology	Formula
Perpetuity FCF	$\text{Gordon Shapiro } TV_{t=0} = \dfrac{\dfrac{FFO_{n+1}}{WACC - g}}{(1+WACC)^n}$
Target RONIC Perpetuity	$\text{Terminal Value}_t = \dfrac{NOPAT_{t-1}\left(1 - \dfrac{g}{RONIC}\right)}{WACC - g}$
Annuity Cash Flow	$\text{Annuity } TV_{t=0} = \dfrac{\dfrac{FFO_{n+1}}{WACC - g} \cdot \left[1 - \left(\dfrac{1+g}{1+WACC}\right)^p\right]}{(1+WACC)^n}$
Refund of unamortized assets	$\text{Refund value}_{t=0} = M * \dfrac{\left(\dfrac{1+i_{Lc}}{1+i_{US}}\right)^{n-2020}}{(1+WACC)^{n-2016}}$

Santander
GLOBAL CORPORATE BANKING

Executive summary

| p.15 |

Valuation methodologies on terminal value for each company

	Perpetuity FCF	Perpetuity target RONIC	Annuity FCF	Others
Gx	EDEGEL, CHINANGO, endesa eepsa, enel Brazil		endesa costanera, Central Dock Sud, El Chocón	endesa cachoeira: Concession until 2027 + residual value on fixed assets; Fortaleza: Contracts until 2023 + capacity payments until 2031; emgesa: Projections until 2024 + perpetuity
Dx		edelnor, ampla, EDESUR, codensa, coelce: Sudene fiscal benefit until 2016 extended for 10 años. Afterwards, 34% tax rate		
Tx	TESA, CTM			Cien: Concession expire in 2020 and 2022 + residual value on fixed assets
Others	Generalima, Caboblanco, Com&Serv, Cemsa, Holdings			

Santander
GLOBAL CORPORATE BANKING

Executive summary

DCF methodology

DCF Valuation Methodology ethodology

3 resulting values: a mid case (MID) and 2 cases (LOW and HIGH) resulting from sensitivity to WACC (+/- 0.50%)

DCF- NO CONTROL:

Does not consider potential value of control

All interests are valued neutrally without considering the difference in the equity weight of ENI-A, EOC-A, CHI-A

MID case considered for merger exchange purposes

DFC—CONTROL:

Considers potential value of control

Company LOW case MID case HIGH case

Minority interest or Relevant minority Majority or sufficient need to have EOC- interest but with the interest to control A/CHI-A control need to have EOC- without needing EOC-A/CHI-A control A/CHI-A

Minority interest or Relevant minority Majority or sufficient need to have ENI- interest but with the interest to control A/CHI-A control need to have ENI- without needing ENI-A/CHI-A participate in A/CHI-A control

Minority interest not Minority interest N/A key to control at the allowing ENI-A to ENI-A level achieve control or at least 50% + 1 share

Santander

GLOBAL CORPORATE BANKING

p.16

Executive summary

Valuation methodologies outcomes

Control Case

Discounted cash flow (US$ Mn)

ENI-A2 EOC-A CHI-A

970 8,664

219 255 38 3,985 15 24 809 207 2,780 1,388 347 2,052 731 1,574 2,643 216

Holding ENI-A2 Holding EOC-A Holding CHI-A

Gx 44% Gx 87% Gx 10% Tx 2% Tx 2% Tx 3% Dx 40% Dx 7% Dx 81% Others 2% Others 2% Others 3% Holdings 11% Holdings 1% Holdings 3%

Santander

GLOBAL CORPORATE BANKING

p.17

Executive summary

Valuation methodologies outcomes

Multiples of Transaction Comparables (EV / EBITDA16E)

US$ Mn

Multiples of Trading Comparables (EV / EBITDA16E)

US$ Mn

Generation Transmission Distribution

11.5x

10.0x

9,980 8.6x 8.4x 8.5x 8.0x

64x . 6.6x 6,549

3,966 3.2x 3.1x

1,062

Peru Colombia Brazil Argentina Brazil Argentina Peru Colombia Brazil Argentina ENI-A2 ENI-A1 EOC-A CHI-A

Generation Transmission Distribution

9.0x

7.3x 6.9x

6.1x 9,128 4.8x

4.3x 4.2x 4.4x 5,966

3,693

956

Andean Brazil Argentina Brazil Argentina Andean Brazil Argentina ENI-A2 ENI-A1 EOC-A CHI-A Region Region

Source: Bloomberg as of 21 of June, 2016 and public information of transactions

Santander

GLOBAL CORPORATE BANKING

p.18

Executive summary

Valuation methodologies outcomes

Analyst Target Prices

US$ Mn

Market Capitalization

US$ Mn

Target Price (CLP$)

ENI-A2 EOC-A CHI-A

9,031 8,374 7,761

128

119 3,725 3,536

316

110 1,112

300

SOTP

# Shares

49.093 8.202 1.151 (Mn)

446

CLP$ 301

114

ENI-A2 EOC-A CHI-A

Average

8,389

5,109

3,631

1,112

ENI-A2 ENI-A1 EOC-A CHI-A

8,265

5,323

3,649

760

ENI-A2 ENI-A1 EOC-A CHI-A

Santander

GLOBAL CORPORATE BANKING

p.19

Executive summary

Valuation methodologies outcomes—US$ Mn

DFC

(+- 0.50% on central WACC)

Comparable transactions

(+-5% on mid-point)

Trading comparables

(+-5% on mid point)

Market analysts

(+-5% on mid point)

ENI-A2

Market Price: US$ 8,265 Mn*

8,053 9,351

8,664

10,479 9,584 7,969

ENI-A1(1) EOC-A CHI-A(2)

Market Price: US$ 3,649 Mn* Market Price: US$ 760 Mn*

5,222 6,020 3,473 4,031 755 922

5,472 809

6,877 4,164 1,009 1,115 6,264 3,509 3,878 1,004 4,856 3,449 1,054 1,165

1) Implicit values

2) Highly illiquid / irrelevant trading volumes

* Values as of June 21st 2016

Santander

GLOBAL CORPORATE BANKING

p.20

Executive summary

| p.21 |

Holding discount

The **holding discount, defined as the % difference between NAV[(1)]** and the stock market value of a company, in Santander's opinion, would be mostly accounted for by the following factors:

- **Corporate organizational chart cascade effect**
- **Complex corporate structure**, through cross-holdings between companies
- **Distance of consolidating vehicles** from Opcos
- **Access to investors**, at the listed Holdco or listed Opco level
- **Different liquidities** between Holdcos and Opcos
- **Presence of expenses at the Holdco level in addition** to Opco expenses

Recognition of holding discount at the first stage of Carter II

	Chile	Americas
Tyndall	ENI CH 31% EOC CH 16%	-
Deutsche Bank	-	-
BofA ML	ENI CH 16%	-
IM Trust	-	EOC-A 22% CHI-A 22%
PwC	-	-
Deloitte	-	-
KPMG	-	-

Conclusions and choice of methodology

- In the specific case of the potential holding discount for ENI-A and EOC-A, Santander is of the opinion that its quantification could lead to calculation method errors. This is due mostly to the following:
  - Discounts arising from the difference between the fair equity value calculated by Santander ("DCF") and the market value of ENI-A y EOC-A, are very similar (**ENI-A -~9% vs EOC-A -~10%** on average since they began trading)
  - Although from the current corporate structure one could surmise greater subordination by ENI-A in relation to EOC-A, one must consider that ENI-A has significant direct holdings in operational assets and not only through EOC-A and/or CHI-A. This should reduce or substantially eliminate an additional holding discount at ENI-A compared to EOC-A
  - The comparable holding cases analyzed evidence discount variations that range from 11% to 42% compared to the equity value of the companies consolidated therein
- **Moreover, one should bear in mind the holding costs of the 3 Americas vehicles since they are included in DCF valuations and assume a higher adjustment at the holding level at ENI-A compared to the two other entities involved in the merger**

(1) NAV: *"Net Asset Value"*, i.e. the summation of market values of the underlying assets minus their net financial debt

Santander
GLOBAL CORPORATE BANKING

Executive summary

Outcome of merger

US$ Mn

Market trading value

Case 1 -DCF no control

Case 2 –DCF control

Average – other methodologies

Shareholder Proposed Exchange

Methodology

Trading values at current date

Discounted free cash flow values – Does not distinguish between controlling and non-controlling stakes

Discounted free cash flow values – Does distinguish between controlling and non-controlling stakes

Weighted average trading comparable multiples, comparable transactions multiples and target prices

Shareholder Proposed exchange

Equity value (US$m) Share exchange Merged ENI-A (% stake)

ENI-A EOC-A

Controller % ENI-A Minorities Minorities

ENI-A2 EOC-A CHI-A EOC-A CHI-A

8,361 3,781 777 2.7 4.0 51.3% 33.3% 15.3% 84.6% 8,756 3,865 851 2.6 4.1 51.5% 33.4% 15.0% 84.9% 8,760 4,117 826 2.8 4.0 51.0% 33.1% 15.8% 84.1%

9,262 3,895 1,060 25 . 50 . 51.8% 33.7% 14.4% 85.4%

8,760 4,230 1,044 2.8 5.0 50.8% 33.0% 16.2% 83.7%

Santander

GLOBAL CORPORATE BANKING

p.22

Executive summary

Conclusions and considerations on the corporate interest of the operation

This independent valuation has been prepared by Banco Santander Chile S.A. (“Santander”), at the express request of the Board of Endesa Americas S.A. (“Endesa”)

In preparing the independent valuation of the operations comprising the Corporate Restructuring, we used Discounted Cash Flow (DCF) as well as methods and market benchmarks that support DCF (multiples of comparable transactions, multiples of traded variables, market value, review of research analyst documentation and analyses of independent valuation reports)

Santander is of the opinion that the Corporate Restructuring is a sensitive process for shareholders in the various companies involved, in particularfor shareholders with minority interests. Consequently, we must address economic, market, regulatory and strategic aspects to attain an exchange of shares between the parties involved, at a fair value. For Santander, this value is equivalent to:

- 2.5 – 2.8 shares in Enersis Americas = 1 share in Endesa Americas (minority interests in EOC-A between 14.4%-15.8%)

- 4.0 – 5.0 shares in Enersis Americas = 1 share in Chilectra Americas

Assuming the above is complied with, the Corporate Restructuring will be positive and therefore contribute to the corporate interest of Enersis Americas, Endesa Americas, Chilectra Americas and the shareholders involved. This assertion is based on:

- Greater efficiency in decision-making and strategic implementation

- Operational and financial synergies

- Greater liquidity in a single merged vehicle

Santander

GLOBAL CORPORATE BANKING

p.23

1. Glossary 2. Introduction 3. Executive summary

4. Analysis of Enersis corporate restructuring process 5. Regulatory matters 6. Description of the companies

7. Valuation of equity interests involved in the merger i) Discounted cash flow ii) Multiples of transaction comparables iii) Multiples of trading comparables iv) Analysts’ target prices and SOTP v) Trading history of ENI-A, EOC-A and CHI-A vs. LatAm Comparables vi) WACC

8. Holding discount and liquidity

9. Merger results

10. Appendix

Santander

GLOBAL CORPORATE BANKING

p.24

Analysis of Enersis corporate restructuring process

| p.25 |

Restructuring at Enersis level: situation post Carter I before LatAm restructuring enel
60.6%
enersis
International Assets
99.1%
60.0%
chilectra
endesa chile
Local
International
International
Local
Distribution
Distribution
Shared
Generation
Distribution
Generation + Others
chilectra
edelnor
CODENSA
Cachoeira
Fortaleza
ampla
coelce
Cien
Com&Serv
CTM
Tesa
EDESUR
enel Brazil
EDEGEL
CHINANGO
emgesa
costanera
El Chocón S.A.
cemsa
endesa chile
Parent Company
Three Regionals Holdings
Countries and Business
Local operating companies

Source: Company presentations
* Cemsa is a trading company
1) Includes: Los Molles, Rapel-Sauzal, Laja, Ralco-Pangue, Tarapaca, D. Almagro-Tal Tal, Huasco, San Isidro, Bocamina, TG Quintero, Canela, Ojos de Agua

Santander GLOBAL CORPORATE BANKING

| p.26 |

Analysis of Enersis corporate restructuring process

Restructuring at Enersis Level: phases of Carter II project

Phase I



Enel SPA
100%
Enel LatAm
60%
Enersis
99%
99%
60%
60%
Chilectra Chile
Chilectra Americas
Endesa Chile
Endesa Americas

- Spin-off at Endesa Chile and Chilectra level into four different entities grouping the Chilean and international assets separately:
  1. Endesa Chile: generation assets in Chile
  2. Chilectra Chile: distribution business in Chile
  3. Endesa Americas: assets outside Chile of the old Endesa Chile
  4. Chilectra Americas: holdings in distribution businesses outside Chile

Phase II



Enel SPA
100%
Enel LatAm
60%
60%
Enersis Chile
Enersis Americas
99%
60%
99%
60%
Chilectra Chile
Endesa Chile
Chilectra Americas
Endesa Americas
Gx & Dx Internat.

- De-merger at the Enersis level and creation of two new entities:
  1. Enersis Chile: consolidates 99.1% of Chilectra Chile and 60% of Endesa Chile
  2. Enersis Americas: consolidates all international assets of the old Enersis Chile, more than 60% of Endesa Americas and 99.1% of Chilectra Americas

Phase III



Enel SPA
100%
Enel LatAm
60%
>50%
Enersis Chile
Enersis Americas
Chilectra Americas
Endesa Americas
99%
60%
Chilectra Chile
Endesa Chile
ARG
BR
COL
PE

- Merger of Chilectra Americas and Endesa Americas with Enersis Americas

Source: corporate information

Santander GLOBAL CORPORATE BANKING

Analysis of Enersis corporate restructuring process

Description of the two restructuring stages

LatAm Restructuring

Stage 1 Stage 2 1 2

3 4 5

Appeals Court held the asset spinoff was not an OPR(1)

However, this Court held that the merger between the Americas vehicles must be considered as an OPR

SVS accepted the decision and hence did not appeal before the Supreme Court No additional delays expected in the merger process

The Board must appoint independent valuators and experts

The Directors’ Committee must appoint independent valuators and experts

Pablo Colin Emilio

Experts

D’Agliano Baker Venegas

Board’s independent valuator

Directors’ Committee’s

—valuator

Fairness opinion valuators

Each Director must send a note mentioning the benefits of this operation for the Shareholders

• The Directors’ Committee must send a note on the merger The shareholders must approve the merger at the JGA (>2/3 votes)

(1) Operation between Related Parties

Santander

GLOBAL CORPORATE BANKING

p.27

1. Glossary 2. Introduction 3. Executive summary

4. Analysis of Enersis corporate restructuring process 5. Regulatory matters 6. Description of the companies

7. Valuation of equity interests involved in the merger i) Discounted cash flow ii) Multiples of transaction comparables iii) Multiples of trading comparables iv) Analysts’ target prices and SOTP v) Trading history of ENI-A, EOC-A and CHI-A vs. LatAm Comparables vi) WACC

8. Holding discount and liquidity

9. Merger results

10. Appendix

Santander

GLOBAL CORPORATE BANKING

p.28

Regulatory matters

Regulations of the generation business in LatAm

Peru Brazil Colombia

Long-term

Auctions for 15, 20 and 30 years Auctions for 15, 20 and 30 years Open contracts auctions

• Revenues based on recognition during

• Auctions for a minimum of 20 years Payments based on peak demand • Revenues based on recognition during

• Recognition of dual-generation for gas capacity • Recognition of dual-generation for gas peak demand turbines turbines

Guaranteed frequency of pass 12.0% 11.4% 13.9% through Determined by law Calculated in each revision Calculated in each revision recalculation

Rates set utilizing

Each 3-12 months Each 3-12 months Monthly objective criteria

Markets with audited or driven Spot market with audited costs Spot market with audited costs Spot market with driven costs costs

Source: Enersis presentation

Santander

GLOBAL CORPORATE BANKING

p.29

Regulatory matters

| p.30 |

Regulations of the distribution business in LatAm

	Peru	Brazil	Colombia
Concession term	Indefinite	30 years	Indefinite
Stable regulatory framework	1st 1997 # of revisions: 4	1st 2003 # of revisions: 3	1st 1997 # revisions: 3
Real pre-tax profit margin	12.0% Determined by law	11.4% Calculated in each revision	13.9% Calculated in each revision
Rates set utilizing objective criteria	New replacement value over the real network	New replacement value over the real network	New replacement value over the real network
Tariff revisions	Edelnor: 2013 and 2017	Coelce: 2015 and 2019 Ampla: 2014 and 2019	Codensa: 2014
Conflict Resolutions	• Regulator solves conflicts and imposes sanctions	• Chamber of Commerce solves conflicts between agents • Getulio Vargas Foundation is in charge of arbitrage • Regulator solves disputes between regulated and clients and imposes sanctions	• Regulator solves conflicts and imposes sanctions • Regulator imposes sanctions: SSPD +CREG

Source: Enersis presentation

Santander
GLOBAL CORPORATE BANKING

1. Glossary 2. Introduction 3. Executive summary

4. Analysis of Enersis corporate restructuring process 5. Regulatory matters 6. Description of the companies

7. Valuation of equity interests involved in the merger i) Discounted cash flow ii) Multiples of transaction comparables iii) Multiples of trading comparables iv) Analysts’ target prices and SOTP v) Trading history of ENI-A, EOC-A and CHI-A vs. LatAm Comparables vi) WACC

8. Holding discount and liquidity

9. Merger results

10. Appendix

Santander

GLOBAL CORPORATE BANKING

p.31

| p.32 |

Description of the companies

Shareholder details

Enersis Americas


6.3%
11.8%
11.6%
9.8%
60.6%
enersis américas
Grupo Enel
Enel ADRs AFPs Custodian banks Others

Endesa Americas


6.3%
9.7%
15.8%
3.0%
60.0%
endesa américas
Grupo Enel
ENI-A ADRs AFPs Custodian banks Others

Chilectra Americas


1.0%
99.0%
chilectra américas
Grupo Enel
ENI-A Others

Company	Description
enel	▪ Enel is a world leader in the electricity and gas industries, present in over 30 countries and with a clear focus on Europe and Latin America ▪ The company has net installed capacity of app. 90 gigawatts (GW) and a distribution network stretching over more than 1.9 million kilometers ▪ The company's market cap is EUR 39 Bn
AFP Capital, Provida, Cuprum AFP, Habitat	▪ Pension fund managers (AFPs) are stock companies exclusively dedicated to the management of a pension fund, as well as the payment of retirement, disability and death benefits to their affiliates, as provided in the law governing the pension savings system in Chile

Source: Company as of May 2016

Santander
GLOBAL CORPORATE BANKING

Description of the companies

Enersis Américas

Key financial figures Geographic presence

US$ Mn

Revenues EBITDA

Asset Description

1,859 117 Fortaleza 327 MW (Termo)

1,804 600 607

-110 Cachoeira 665 MW (Hydro)

1Q 2015 1Q 2016 1Q2015 Operating Fx 1Q2016 Cien 2,000 MW

Ampla 3.0 Mn (Customers)

Net Income Net Debt Coelce 3.8 Mn (Customers)

279

1,816 Asset Description

246 1,795

Emgesa 444 MW (Termo)

Emgesa 3,015 MW (Hydro)

1Q 2015 1Q 2016 1Q 2015 1Q 2016

Codensa 2.9 Mn (Customers)

EBITDA breakdown 1Q2016

By country By business

11% 45% Asset Description

42%

Edegel 1,200 MW (Termo)

23% Edegel 783 MW (Hydro)

Asset Description Edelnor 1.3 Mn (Customers) Dock Sud 870 MW (Termo)

24% Costanera 2,304 MW (Termo) 55% El Chocón 1,364 MW (Hydro)

Colombia Brazil Peru Argentina Generation Distribution Edesur 2.5 Mn (Customers)

Source: Corporate information

Santander

GLOBAL CORPORATE BANKING

p.33

Description of the companies

Endesa Américas

Key financial figures Geographic presence

US$ Mn

Asset Description

1,151 1,190 Fortaleza 327 MW (Termo)

755 540 584

629 Cachoeira 665 MW (Hydro)

282 291

Cien 2.000 MW

2014 2015 2014 2015 Ampla 3.0 Mn (Customers)

Revenues EBITDA Revenues EBITDA Coelce 3.8 Mn (Customers)

Asset Description

215

161 Emgesa 444 MW (Termo)

108

70 Emgesa 3,015 MW (Hydro)

2014 2015 Revenues EBITDA

Energy sales by client type

Asset Description

8% 5%

26% Edegel 1,200 MW (Termo) 0 Edegel 783 MW (Hydro)

Asset Description

54% 40% 52% Edelnor 1.3 Mn (Customers)

20% Dock Sud 870 MW (Termo) 95% Costanera 2,304 MW (Termo)

El Chocón 1,364 MW (Hydro)

DisCos Non-regulated clients Spot

Fuente: Corporate information. 2015 results presentation

1) Total debt for Endesa Chile as of end 2015

Santander

GLOBAL CORPORATE BANKING

p.34

| p.35 |

Description of the companies

Chilectra Américas

Key Financials

- Between March 1-31, 2016, Chilectra Americas sustained losses attributable to the controlling company in the equivalent of CLP $ 9.4 billion.
- These result are mostly accounted for by the losses sustained in Argentina of ~$18 million, partly offset by positive results generated in Brazil, Peru and Colombia.
- At March 31st, the company recorded no financial indebtedness.

Breakdown of Electricity Sales by Country


18%
30%
22%
29%
Peru
Argentina
Colombia
Brazil

Geographic presence



Asset	Description
Ampla	3.0 Mn (Customers)
Coelce	3.8 Mn (Customers)
Fortaleza[1]	327 MW (Thermo)
Cachoeira[1]	665 MW (Hydro)
Cien[1]	2,000 MW

Asset	Description
Codensa	2.9 Mn (Customers)

Asset	Description
Edelnor	1.3 Mn (Customers)

Asset	Description
Edesur	2.5 Mn (Customers)

Source: Financial Statements at end 2015
1) Through an equity interest in Enel Brazil

Santander
GLOBAL CORPORATE BANKING

Description of the companies

Américas business structure by geography

Peru Brazil Colombia Argentina

Nota (1) ENI-A2 ENI-A1 EOC-A CHI-A ENI-A2 ENI-A1 EOC-A CHI-A ENI-A2 ENI-A1 EOC-A CHI-A ENI-A2 ENI-A1 EOC-A CHI-A

Gx Tx Dx Others

Endesa

Edegel 58.6% 21.1% 62.5% 84.4% 50.9% 37.1% 11.3% Emgesa 37.7% 21.6% 26.9% Costanera 45.4% 75.7% Chinango 46.9% 16.9% 50.0% Cachoeira 84.2% 50.8% 37.0% 11.2% Dock Sud 40.2% 40.2% Piura 96.5% 96.5% Fortaleza 84.4% 51.0% 37.1% 11.3% El Chocon 39.2% 65.4% Cien 84.4% 50.9% 37.1% 11.3% TESA 84.4% 50.9% 37.1% 11.3% CTM 84.4% 50.9% 37.1% 11.3%

Edelnor 75.5% 60.1% 15.6% Coelce 64.9% 45.2% 21.9% 6.6% Codensa(1) 47.8% 38.6% 9.2% Edesur 71.6% 37.6% 0.5% 34.1%

Ampla 92.0% 45.3% 17.4% 36.7%

Com e

Generalima 100% 100% 84.4% 50.9% 37.1% 11.3% Cemsa 82.0% 55.0% 45.0% Serv

Caboblanco 100% 100%

Nota 1):

• ENI-A2: Enersis Américas consolidated, taking into account stakes in Endesa Américas (EOC-A), ~60% and Chilectra Américas (CHI-A), ~ 99,1%

• ENI-A1: Enersis Américas stand alone not taking into account stakes in Endesa Américas (EOC-A), ~60% y Chilectra Américas (CHI-A), ~ 99,1%

2) Considers merger with ECC

Santander

GLOBAL CORPORATE BANKING

p.36

| p.37 |

Description of the companies

Description of the companies comprising the restructuring perimeter - Generation

Company	Territorial Presence	Brief Description	Installed Capacity (MW)
EDEGEL		• Edegel S.A.A. is a privately-held electric distribution company • Total actual capacity of 1,686 MW (including its subsidiary Chinango with 195MW), of which 784 MW are hydro and 902 MW are thermal • Edegel is part of the Peruvian National Power Grid	1,686
CHINANGO		• Chinango S.A.C. is a Peruvian utility mostly engaged in electricity generation and distribution. • Total actual capacity of 195 MW hydro generation, distributed in two stations, Yanango (43 MW) and Chimay (152 MW)	195
endesa eepsa		• Empresa Eléctrica de Piura S.A. (Eepsa), is active in electricity generation, transmission, distribution and trading • It runs the Eléctrica Malacas 2 and 3; power stations a thermal power generation complex with total installed capacity of 298 MW	298
endesa brasil		• Endesa Brasil S.A operates as a holding company and is present in energy distribution, generation, transmission and trading • The company is present in four states, where it serves close to 5.4 million customers and participates in electricity generation through subsidiaries Cachoeira and Fortaleza (987 MW combined)	987
endesa cachoeira		• Cachoeira Dourada SA is a hydro power station located on the Paranaíba River, in the city of Cachoeira Dourada, state of Goiás • It runs ten units with a combined 665 MW installed capacity	665
Fortaleza		• Located in the municipality of Caucaia, 50 km from the capital of the state of Ceará. Endesa Fortaleza is a combined-cycle thermal power station with 322 MW installed capacity • The station is NG-fired, with capacity to generate one third of the electricity needs of Ceará, with a population of app. 8.2 million.	322
emgesa		• The largest electricity generator in Colombia, located in the outskirts of the city of Bogota. It comprises 13 power stations with capacity totaling 3,059 MW, including El Guavio (1,213 MW.), the country's largest hydro power station. Of these 13 facilities, 11 are hydro and two are thermal	3,059

Source: Financial reports by the companies, corporate presentations and websites

Santander
GLOBAL CORPORATE BANKING

| p.38 |

Description of the companies

Description of the companies comprising the restructuring perimeter - Generation

Company	Territorial Presence	Brief Description	Installed Capacity (MW)
endesa costanera		• The Costanera station is located in Buenos Aires and comprises six thermal generation facilities with capacity of 1,138 MW, which can run on either natural gas or fuel oil • It also runs two CC stations with capacity of app. 859 MW and 327 MW respectively.	2,324
Central Dock Sud		• Central Dock Sud S.A., is an electricity generation and trading company located in Dock Sud, in the Province of Buenos Aires • It runs one CC NG-fired power station with net capacity of 870 MW, outfitted with four gas turbines and one steam turbine.	870
El Chocón		• Hidroeléctrica El Chocón S.A. is a hydro generation company straddling the provinces of Neuquén and Río Negro • This hydro complex has an aggregate installed capacity of 1,328 MW and comprises the stations of El Chocón, with1,200 MW installed capacity (pondage hydro station) and Arroyito, with installed capacity of 128 MW	1,328

Source: Financial reports by the companies, corporate presentations and websites

Santander
GLOBAL CORPORATE BANKING

Description of the companies

Description of the companies comprising the restructuring perimeter—Transmission

Company Territorial Presence Brief Description Transmission Lines (Km)

Cien

Compañía de Interconexión Energética S.A. (CIEN) is a Brazilian energy transmission company. Its complex comprises two frequency conversion stations, Garabi I and Garabi II, (which convert, in both directions, the frequencies used in Brazil -60 Hertz- and Argentina -50 Hertz) and transmission lines

Tesa On the Argentine side, they are managed by two subsidiaries: Compañía de Transmisión del 1,000 Mercosur S.A. (CTM) and Transportadora de Energía S.A. (TESA), both of which are wholly-owned by CIEN

The interconnection grid consists of two transmission lines covering a total distance of 1,000 kilometers, and the Garabí conversion facility.

CTM

Source: Financial reports by the companies, corporate presentations and websites

Santander

GLOBAL CORPORATE BANKING

p.39

Description of the companies

Description of the companies comprising the restructuring perimeter—Generation

Company Territorial Presence Brief Description Customers (# million)

Edelnor is the electrical utility concessionaire for the north of the Metro Lima region and the Constitutional Province of Callao, Province of Huara, Province of Huaral, Province of Barranca and Province of Oyón

1,3 Edelnor sells electricity to 1.3 million customers.

Of the total, 94.5% are residential, 3.3% are commercial, 0.1% are industrial, and 2.1% are other customers.

Coelce is the electrical distribution utility for the State of Ceará, in northeastern Brazil, covering a concession area of 149,000 km2, serving a population of over 8 million

Coelce sells electricity to 3.8 million customers 3,8 Of the total, 77.7% are residential, 6.4% are commercial, and the remaining 15.9% serve other customers, most notably rural.

Ampla is an energy distribution company present in 73.3% of the territory of the State of Río de Janeiro, serving a population of over 8 million

3,0 Ampla sells electricity to 3 million customers Of the total, 90,5% are residential, 6.1% are commercial, and 3.4% are other users

Codensa distributes and sells electricity in Bogota and in 103 municipalities in different political subdivisions across the country

Codensa sells electricity to 2.9 million customers 2,9 Of the total, 88,8% are residential, 9.5% are commercial, 1.6% are industrial, and 0.2% are other customers.

Edesur’s principal line of business is electricity distribution and trading in the southern zone of Buenos Aires

Edesur sells electricity to 2.5 million customers 2,5 Of the total, 87.6% are residential customers, 11.1% are commercial, 1.0% are industrial, and 0.3% are other users

Source: Financial reports by the companies, corporate presentations and websites

Santander

GLOBAL CORPORATE BANKING

p.40

1. Glossary 2. Introduction 3. Executive summary

4. Analysis of Enersis corporate restructuring process 5. Regulatory matters 6. Description of the companies

7. Valuation of equity interests involved in the merger i) Discounted cash flow ii) Multiples of transaction comparables iii) Multiples of trading comparables iv) Analysts’ target prices and SOTP v) Trading history of ENI-A, EOC-A and CHI-A vs. LatAm Comparables vi) WACC

8. Holding discount and liquidity

9. Merger results

10. Appendix

Santander

GLOBAL CORPORATE BANKING

p.41

Valuation of equity interests involved in the merger

Valuation methodologies used

1. Discounted cash flow “DCF”:

Business Plan provided by EOC-A

Specifically, we note different calculation methodologies for terminal value:

- Perpetuity according to Gordon Shapiro method

- Perpetuity according to “Key Value Driver“ method (RONIC vs WACC)

- Refund of value of amortized assets at the end of the concession

- Annuity until the end of the concession

2. Comparable transactions multiples:

These multiples may or may not include a control premium, depending on whether the acquisition resulted in the entry of a controlling shareholder The most significant transactions in the various different businesses have been selected (Gx, Tx and Dx) in the markets under analysis

3. Comparable trading multiples:

These multiples do not have an implied control premium For Gx, the following methodology was used:

Peru and Colombia: mean of comparable trading in the Andean region (including Chile) Brazil and Argentina: multiples of locally-traded companies

For Dx, the following methodology was used:

Peru and Colombia: mean of multiples of Edelnor and Luz del Sur Brazil: locally-traded companies Argentina: locally-traded companies

For Tx the following methodology was used:

Peru and Colombia: N/A

Brazil: locally-traded companies Argentina: locally-traded companies

4. Analysts’ target prices:

Account has been taken of the target prices of analysis providing coverage for ENI-A and EOC-A. Since CHI-A has no analyst coverage, account has been taken of the implied SOTP value in the Scotiabank report

5. Current market value:

Account has been taken of the values traded in terms of market cap (and enterprise value) starting with the first quote for the Americas vehicles

1

5 2

4 3

Santander

GLOBAL CORPORATE BANKING

p.42

| p.43 |

Valuation of equity interests involved in the merger

Valuation methodologies on terminal value for each company

	Perpetuity FCF	Perpetuity target RONIC	Annuity FCF	Others
Gx	EDEGEL CHINANGO endesa eepsa enel Brazil		endesa costanera Central Dock Sud El Chocón	endesa cachoeira: Concession until 2027 + residual value on fixed assets Fortaleza: Contracts until 2023 + capacity payments until 2031 emgesa: Projections until 2024 + perpetuity
Dx		edelnor ampla EDESUR codensa coelce: Sudene fiscal benefit until 2016 extended for 10 años. Afterwards, 34% tax rate		
Tx	TESA CTM			Cien: Concession expire in 2020 and 2022 + residual value on fixed assets
Others	Generalima Caboblanco Com&Serv Cemsa Holdings			

Source: Methodology agreed between the Company and Santander

Santander
GLOBAL CORPORATE BANKING

1. Glossary 2. Introduction 3. Executive summary

4. Analysis of Enersis corporate restructuring process 5. Regulatory matters 6. Description of the companies

7. Valuation of equity interests involved in the merger i) Discounted cash flow ii) Multiples of transaction comparables iii) Multiples of trading comparables iv) Analysts’ target prices and SOTP v) Trading history of ENI-A, EOC-A and CHI-A vs. LatAm Comparables vi) WACC

8. Holding discount and liquidity

9. Merger results

10. Appendix

Santander

GLOBAL CORPORATE BANKING

p.45

Valuation of equity interests involved in the merger

i) Discounted cash flow

| p.46 |

Deleveraged Discounted Cash Flow

- Using the DCF method, a company is valued based on its intrinsic medium-term growth perspectives, not being significantly affected by short-term market decision or events.
- The DCF method calculates the enterprise value ("EV") as the present value of "operating fund flows" ("OFF") after discounting the weighted-average cost of capital ("WACC")
- The present value of OFF after a certain number of periods (n) is known as Terminal Value ("TV").
- The above may be summarized using the following formula:

$$EV = \left(\sum_{t=1}^{n} \frac{OFF_t}{(1 + WACC)^t} + \frac{TV}{(1 + WACC)^n} \right)$$

Terminal Value

Method 1.1: FCL - Gordon Shapiro Perpetuity

- The Gordon Shapiro method to calculate the terminal value of a company is a variation of the discounted OFF model
- The most significant assumption in this method is to assume growth of flows at a constant rate (g) to perpetuity
- Consequently, this method is only advisable for mature companies, with relatively low, stable and constant growth over the years.

$$OFF_t = EBITDA_t - Taxes_t - CAPEX_t - \Delta WK_t$$

$$\text{Gordon Shapiro } VT_{t=0} = \frac{\frac{OFF_{n+1}}{WACC - g}}{(1+WACC)^n}$$

Method1.2: Cash Flow Annuity

- This is an extension of the Gordon Shapiro Method, the biggest difference being that the projection is not to perpetuity, but rather to a limited number of years (p)

$$\text{Annuity } TV_{t=0} = \frac{\frac{OFF_{n+1}}{WACC - g} \cdot \left[1 - \left(\frac{1+g}{1+WACC}\right)^p\right]}{(1+WACC)^n}$$

Santander
GLOBAL CORPORATE BANKING

Valuation of equity interests involved in the merger

| p.47 |

i) Discounted cash flow

Terminal Value

Method 2: Target RONIC Perpetuity - Key Value Driver

- A correct estimate of Terminal Value is of the essence for an accurate valuation, since TV generally represents a large percentage of enterprise value
- The target RONIC perpetuity method ("KVD" or "Key Value Driver") has been applied in this valuation exercise to the Distribution business because of its Capex-intensive nature in order to meet regulatory demands

$$\text{Terminal Value}_t = \frac{\text{NOPAT}_{t-1}\left(1 - \frac{g}{\text{RONIC}}\right)}{\text{WACC} - g}$$

- NOPAT_{t-1} is Gross Margin after Taxes during the first year after the projections for a given period
- g indicates NOPAT perpetuity growth (after the projection period). For valuation purposes, we have considered 2.2% in US dollars for all companies
- RONIC is the expected rate of return on incremental capital invested
- In other words, RONIC may be said to measure the return generated when a company converts its capital into Capex to generate additional income

Method 3: Refund of unamortized assets

- This method combines with the previous ones, in which, in the case of concessions, the value of fixed assets not yet amortized is refunded.
- For this valuation exercise, the companies that receive a refund for these assets are Cachoeira (generation company) and Cien (transmission line)
- In the case of Cachoeira, the estimated refund will be R$ 300 million
- In the case of Cien, there are two refunds because one of the two concessions expires in 2020 and the other in 2022
  - Residual value for 2020: R$ 335 million
  - Residual value for 2022: R$ 320 million
- Since residual value is refunded at the end of the concession, its present value was calculated using the following formula:

$$\text{Refund Valueo}_{t=0} = M * \frac{\left(\frac{1 + i_{LC}}{1 + i_{US}}\right)^{n-2020}}{(1 + \text{WACC})^{n-2016}}$$

- M= Refundable amount in US dollars
- i_{LC} = Local currency inflation
- i_{US} = USD inflation
- n = final year of concession

Santander
GLOBAL CORPORATE BANKING

Valuation of equity interests involved in the merger

i) Discounted cash flow methodology

DCF Valuation Methodology ethodology

3 resulting values: a mid case (MID) and 2 cases (LOW and HIGH) resulting from sensitivity to WACC (+/- 0.50%)

DCF- NO CONTROL:

Does not consider potential value of control

All interests are valued neutrally without considering the difference in the equity weight of ENI-A, EOC-A, CHI-A

MID case considered for merger exchange purposes

DFC—CONTROL:

Considers potential value of control

Company LOW case MID case HIGH case

Minority interest or Relevant minority Majority or sufficient need to have EOC- interest but with the interest to control A/CHI-A control need to have EOC- without needing EOC-A/CHI-A control A/CHI-A

Minority interest or Relevant minority Majority or sufficient need to have ENI- interest but with the interest to control A/CHI-A control need to have ENI- without needing ENI-A/CHI-A participate in A/CHI-A control

Minority interest not Minority interest N/A key to control at the allowing ENI-A to ENI-A level achieve control or at least 50% + 1 share

Santander

GLOBAL CORPORATE BANKING

p.48

Valuation of equity interests involved in the merger

i) Discounted cash flows: summary of ENI-A valuation

Holdings

Company Stake LOW MID HIGH ENI-A 100.0% 932 924 916 EOC-A 60.0% 23 23 22 CHI-A 99.1% 25 24 22

US$ Mn Peru Brazil Colombia Argentina

Company Stake LOW MID HIGH Company Stake LOW MID HIGH Company Stake LOW MID HIGH Company Stake LOW MID HIGH

Edegel 58.6% 1,082 1,166 1,263 Endesa Brasil 84.4% -7 -20 -34 Emgesa 37.7% 1,609 1,766 1,949 Costanera 45.4% 28 29 30 Gx Chinango 46.9% 182 197 214 Cachoeira 84.2% 362 369 377 Dock Sud 40.2% 47 49 50 Piura 96.5% 140 155 172 Fortaleza 84.4% 228 233 237 El Chocon 39.2% 122 125 128 Cien 84.4% 236 241 245 TESA 84.4% -16 -16 -16 Tx CTM 84.4% -16 -16 -16

Edelnor 75.5% 1,046 1,155 1,281 Coelce 64.9% 585 627 672 Codensa 47.8% 984 1,071 1,171 Edesur 71.6% 32 41 52 Dx Ampla 92.0% 295 368 449

Generalima 100.0% -77 -77 -78 Com e Serv 84.4% 199 214 231 Cemsa 82.0% 8 8 9 Oth. 100.0% 4 4 4

Control case

Santander

GLOBAL CORPORATE BANKING

p.49

Valuation of equity interests involved in the merger

i) Discounted cash flows: summary of ENI-A valuation

US$ Mn

8,664

41 970

0 200 9 1,171 1,609 0 32 995 231 245 580 1,281 1,436 74 0

0

% Proportional Equity per Business % Proportional Equity per Geography

Other Holding Argentina Holding

2% 11% 3% 11%

Peru 30% Gx 44%

Colombia Dx 32% 40%

Brazil Tx 24% 3%

Santander

GLOBAL CORPORATE BANKING

p.50

Valuation of equity interests involved in the merger

i) Discounted cash flows: summary of EOC-A valuation

Holdings

Company Stake LOW MID HIGH

EOC-A 100.0% 38 38 37

US$ Mn Peru Brazil Colombia Argentina

Company Stake LOW MID HIGH Company Stake LOW MID HIGH Company Stake LOW MID HIGH Company Stake LOW MID HIGH

Edegel 62.5% 1,153 1,242 1,346 Endesa Brasil 37.1% -3 -9 -15 Emgesa 26.9% 1,146 1,258 1,388 Costanera 75.7% 46 48 51 Gx Chinango 50.0% 194 210 228 Cachoeira 37.0% 159 162 166 El Chocon 65.4% 204 209 214 Fortaleza 37.1% 100 102 104 Cien 37.1% 104 106 108 TESA 37.1% -7 -7 -7 Tx CTM 37.1% -7 -7 -7

Coelce 21.9% 197 211 227 Edesur 0.5% 0 0 0 Dx Ampla 17.4% 56 70 85

Com e Serv 37.1% 88 94 102 Cemsa 45.0% 4 5 5

Oth.

Control Case

Santander

GLOBAL CORPORATE BANKING

p.51

Valuation of equity interests involved in the merger

i) Discounted cash flows: summary of EOC-A valuation

US$ Mn

4,500

0 4 38 3,985 264 4,000 0 0 0 1,388 3,500 14 3,000 2,500 106 281 88 2,000 0 256 1,500 1,574 0 0 1,000 500 0

% Proportional Equity per Business % Proportional Equity per Geography

Colombia 35% Tx Brazil Gx 2% 18% 88% Dx

7% Argentina Other 6% 2% Holding Holding Peru 1%

1% 40%

Santander

GLOBAL CORPORATE BANKING

p.52

Valuation of equity interests involved in the merger

i) Discounted cash flows: summary of CHI-A valuation

Holdings

Company Stake LOW MID HIGH

CHI-A 100.0% 25 24 22

US$ Mn Peru Brazil Colombia Argentina

Company Stake LOW MID HIGH Company Stake LOW MID HIGH Company Stake LOW MID HIGH Company Stake LOW MID HIGH

Endesa Brasil 11.3% -1 -3 -5 Gx Cachoeira 11.2% 48 49 50 Fortaleza 11.3% 30 31 32

Cien 11.3% 32 32 33 TESA 11.3% -2 -2 -2 Tx CTM 11.3% -2 -2 -2

Edelnor 15.6% 216 238 264 Coelce 6.6% 60 64 69 Codensa 9.2% 190 207 226 Edesur 34.1% 15 20 25 Dx Ampla 36.7% 117 147 179

Com e Serv 11.3% 27 29 31

Oth.

Control case

Santander

GLOBAL CORPORATE BANKING

p.53

Valuation of equity interests involved in the merger

i) Discounted cash flows: summary of CHI-A valuation

US$ Mn

1,000

900 809

20 0 24 00 800 207 700

27 4 600 211 0 0 500 400 32 300 216 78 200 0 100 0 0 0

% Proportional Equity per Business % Proportional Equity per Geography

Other 3%

Brazil Colombia Holding 43% 25% 3% Dx

81% Gx Argentina 10% 2% Tx Holding Peru 3% 3% 27%

Santander

GLOBAL CORPORATE BANKING

p.54

Valuation of equity interests involved in the merger

| p.55 |

i) Discounted cash flows: **CONTROL** Case (summary)

US$ Mn

						Values at 100%					ENI-A2		ENI-A1		EOC-A		CHI-A	
Company	Business	ENI-A2	ENI-A1	EOC-A	CHI-A	Equity LOW	Equity MID	Equity HIGH	DFN	EBITDA	% Equity	EV/EBITDA	% Equity	EV/EBITDA	% Equity	EV/EBITDA	% Equity	EV/EBITDA
Edegel	Gx	58,6%	21,1%	62,5%		1.847	1.989	2.155	130	271	1.082	7,3x	275	5,3x	1.346	8,4x	-	n.a.
Chinango	Gx	46,9%	16,9%	50,0%		387	419	456	28	39	182	10,6x	45	7,5x	228	12,4x	-	n.a.
Piura	Gx	96,5%	96,5%			145	160	178	45	49	172	4,6x	172	4,6x	-	n.a.	-	n.a.
Edelnor	Dx	75,5%	60,1%		15,6%	1.385	1.529	1.696	451	214	1.281	10,1x	1.067	10,4x	-	n.a.	216	8,6x
Generalima	Otros	100,0%	100,0%			- 77	- 77	- 78	40	- 0	- 78	n.a.	(78)	n.a.	-	n.a.	-	n.a.
Caboblanco	Other	100,0%	100,0%			4	4	4	- 8	- 0	4	n.a.	4	n.a.	-	n.a.	-	n.a.
Resto	Other																	
Peru	∑					**3.692**	**4.024**	**4.412**	**687**	**572**	**2.643**	**8,2x**	**1.485**	**7,8x**	**1.574**	**8,8x**	**216**	**8,6x**
Endesa Brasil	Gx	84,4%	50,9%	37,1%	11,3%	- 9	- 24	- 40	- 259	- 34	- 34	8,8x	(28)	9,3x	- 9	8,3x	- 1	7,9x
Cachoeira	Gx	84,2%	50,8%	37,0%	11,2%	430	438	448	- 37	87	377	4,7x	231	4,8x	162	4,6x	48	4,5x
Fortaleza	Gx	84,4%	51,0%	37,1%	11,3%	270	276	281	6	67	237	4,3x	146	4,3x	102	4,2x	30	4,1x
Cien	Tx	84,4%	50,9%	37,1%	11,3%	280	285	290	12	64	245	4,7x	150	4,8x	106	4,6x	32	4,5x
Coelce	Dx	64,9%	45,2%	21,9%	6,6%	903	966	1.037	284	235	627	5,3x	437	5,3x	211	5,3x	64	5,3x
Ampla	Dx	92,0%	45,3%	17,4%	36,7%	320	400	487	923	226	368	5,9x	181	5,9x	70	5,9x	147	5,9x
Com e Serv	Other	84,4%	50,9%	37,1%	11,3%	236	254	274	1	11	231	25,7x	153	28,0x	88	22,1x	27	22,1x
Resto	Other																	
Brazil	∑					**2.431**	**2.596**	**2.777**	**930**	**656**	**2.052**	**5,4x**	**1.270**	**5,4x**	**731**	**5,2x**	**347**	**5,6x**
Emgesa	Gx	37,7%	21,6%	26,9%		4.266	4.683	5.166	1.594	629	1.609	9,3x	776	8,3x	1.388	10,8x	-	n.a.
Codensa	Dx	47,8%	38,6%		9,2%	2.059	2.242	2.451	601	434	1.171	7,0x	966	7,1x	-	n.a.	207	6,5x
Resto	Other																	
Colombia	∑					**6.324**	**6.925**	**7.617**	**2.195**	**1.063**	**2.780**	**8,3x**	**1.743**	**7,6x**	**1.388**	**10,8x**	**207**	**6,5x**
Costanera	Gx	45,4%		75,7%		61	64	67	61	50	28	2,5x	(3)	-630,2x	51	2,6x	-	n.a.
Dock Sud	Gx	40,2%	40,2%			117	121	124	42	45	50	3,7x	50	3,7x	-	n.a.	-	n.a.
El Chocon	Gx	39,2%		65,4%		312	319	327	62	40	122	9,4x	(6)	-2049,0x	214	9,8x	-	n.a.
TESA	Tx	84,4%	50,9%	37,1%	11,3%	- 19	- 19	- 18	25	2	- 16	4,4x	(9)	4,6x	- 7	4,1x	- 2	4,1x
CTM	Tx	84,4%	50,9%	37,1%	11,3%	- 19	- 19	- 19	25	1	- 16	4,4x	(10)	4,6x	- 7	4,1x	- 2	4,1x
Edesur	Dx	71,6%	37,6%	0,5%	34,1%	44	58	72	186	196	41	1,2x	22	1,2x	0	1,2x	20	1,2x
Cemsa	Other	82,0%	55,0%	45,0%		10	10	11	- 1	1	9	7,0x	6	7,3x	4	6,4x	-	n.a.
Resto	Other																	
Argentina	∑					**506**	**534**	**564**	**399**	**334**	**219**	**2,3x**	**50**	**1,7x**	**255**	**5,4x**	**15**	**1,3x**
ENI Americas	Holding	100,0%	100,0%			932	924	916	- 1.128	- 16	924	12,5x	924	12,5x	-	n.a.	-	n.a.
Endesa Americas	Holding	60,0%		100,0%		38	38	37	- 60	- 2	23	9,1x	-	n.a.	38	9,1x	-	n.a.
Chilectra Americas	Holding	99,1%			100,0%	25	24	22	- 43	- 2	24	11,6x	-	n.a.	-	n.a.	24	11,6x
Holdings	∑					**995**	**986**	**975**	**- 1.231**	**- 20**	**970**	**12,2x**	**924**	**12,5x**	**38**	**9,1x**	**24**	**11,6x**
Total	∑					13.948	15.066	16.345	2.980	2.605	8.664	6,4x	5.472	6,3x	3.985	8,0x	809	5,0x

Santander
GLOBAL CORPORATE BANKING

Valuation of equity interests involved in the merger

| p.56 |

i) Discounted cash flows: **NO-CONTROL** Case (summary)

US$ Mn

						Values at 100%			ENI-A2		ENI-A1		EOC-A		CHI-A	
Company	**Business**	**ENI-A2**	**ENI-A1**	**EOC-A**	**CHI-A**	**Equity**	**DFN**	**EBITDA**	**% Equity**	**EV/EBITDA**	**% Equity**	**EV/EBITDA**	**% Equity**	**EV/EBITDA**	**% Equity**	**EV/EBITDA**
Edegel	Gx	58,6%	21,1%	62,5%		1.989	130	271	1.166	7,8x	420	7,8x	1.242	7,8x	-	n.a.
Chinango	Gx	46,9%	16,9%	50,0%		419	28	39	197	11,4x	71	11,4x	210	11,4x	-	n.a.
Piura	Gx	96,5%	96,5%			160	45	49	155	4,2x	155	4,2x	-	n.a.	-	n.a.
Edelnor	Dx	75,5%	60,1%		15,6%	1.529	451	214	1.155	9,3x	919	9,3x	-	n.a.	238	9,3x
Generalima	Other	100,0%	100,0%			-77	40	-0	-77	n.a.	-77	n.a.	-	n.a.	-	n.a.
Caboblanco	Other	100,0%	100,0%			4	-8	-0	4	n.a.	4	n.a.	-	n.a.	-	n.a.
Peru	∑					**4.024**	**687**	**572**	**2.599**	**8,1x**	**1.492**	**7,8x**	**1.452**	**8,2x**	**238**	**9,3x**
Endesa Brasil	Gx	84,4%	50,9%	37,1%	11,3%	-24	-259	-34	-20	8,3x	-12	8,3x	-9	8,3x	-3	8,3x
Cachoeira	Gx	84,2%	50,8%	37,0%	11,2%	438	-37	87	369	4,6x	223	4,6x	162	4,6x	49	4,6x
Fortaleza	Gx	84,4%	51,0%	37,1%	11,3%	276	6	67	233	4,2x	141	4,2x	102	4,2x	31	4,2x
Cien	Tx	84,4%	50,9%	37,1%	11,3%	285	12	64	241	4,6x	145	4,6x	106	4,6x	32	4,6x
Coelce	Dx	64,9%	45,2%	21,9%	6,6%	966	284	235	627	5,3x	437	5,3x	211	5,3x	64	5,3x
Ampla	Dx	92,0%	45,3%	17,4%	36,7%	400	923	226	368	5,9x	181	5,9x	70	5,9x	147	5,9x
Com e Serv	Other	84,4%	50,9%	37,1%	11,3%	254	1	11	214	23,8x	129	23,8x	94	23,8x	29	23,8x
Brazil	∑					**2.596**	**930**	**656**	**2.032**	**5,4x**	**1.244**	**5,4x**	**737**	**5,3x**	**349**	**5,6x**
Emgesa	Gx	37,7%	21,6%	26,9%		4.683	1.594	629	1.766	10,0x	1.012	10,0x	1.258	10,0x	-	n.a.
Codensa	Dx	47,8%	38,6%		9,2%	2.242	601	434	1.071	6,5x	866	6,5x	-	n.a.	207	6,5x
Colombia	∑					**6.925**	**2.195**	**1.063**	**2.838**	**8,4x**	**1.878**	**8,1x**	**1.258**	**10,0x**	**207**	**6,5x**
Costanera	Gx	45,4%		75,7%		64	61	50	29	2,5x	-	n.a.	48	2,5x	-	n.a.
Dock Sud	Gx	40,2%	40,2%			121	42	45	49	3,6x	49	3,6x	-	n.a.	-	n.a.
El Chocon	Gx	39,2%	0,0%	65,4%		319	62	40	125	9,6x	0	9,6x	209	9,6x	-	n.a.
TESA	Tx	84,4%	50,9%	37,1%	11,3%	-19	25	2	-16	4,3x	-10	4,3x	-7	4,3x	-2	4,3x
CTM	Tx	84,4%	50,9%	37,1%	11,3%	-19	25	1	-16	4,3x	-10	4,3x	-7	4,3x	-2	4,3x
Edesur	Dx	71,6%	37,6%	0,5%	34,1%	58	186	196	41	1,2x	22	1,2x	0	1,2x	20	1,2x
Cemsa	Other	82,0%	55,0%	45,0%		10	-1	1	8	6,7x	6	6,7x	5	6,7x	-	n.a.
Argentina	∑					**534**	**399**	**334**	**221**	**2,3x**	**57**	**1,8x**	**248**	**5,3x**	**15**	**1,3x**
ENI Americas	Holding	100,0%	100,0%			924	-1.128	-16	924	12,5x	924	12,5x	-	n.a.	-	n.a.
Endesa Americas	Holding	60,0%		100,0%		38	-60	-2	23	9,1x	-	n.a.	38	9,1x	-	n.a.
Chilectra Americas	Holding	99,1%			100,0%	24	-43	-2	24	11,6x	-	n.a.	-	n.a.	24	11,6x
Holdings	∑					**986**	**-1.231**	**-20**	**970**	**12,2x**	**924**	**12,5x**	**38**	**9,1x**	**24**	**11,6x**
Total	∑					15.066	2.980	2.605	8.660	6,4x	5.595	6,4x	3.733	7,6x	834	5,1x

Santander
GLOBAL CORPORATE BANKING

Valuation of equity interests involved in the merger

i) Discounted cash flows: summary of valuation under this methodology – CONTROL Case

LOW CASE (WACC + 0.5%) MID CASE (CONTROL) HIGH CASE (WACC – 0.5%)

1,613 8 10,973

7 10,266 9,450 1,595

1,390 7

Merger by 9,351

8,664

Incorporation 8,053 in ENI-A

US$ Mn

ENI-A2 EOC-A 40% CHI-A 0.9% Merged ENI-A ENI-A2 EOC-A 40% CHI-A 0.9% Merged ENI-A ENI-A2 EOC-A 40% CHI-A 0.9% Merged ENI-A

10,973 10,266 4,031 922 9,450 3,985 809 3,473 755

Merger value detail at company level 6020 ,

5,222 5,472

US$ Mn

ENI-A1 EOC-A 100% CHI-A 100% Merged ENI-A ENI-A1 EOC-A 100% CHI-A 100% Merged ENI-A ENI-A1 EOC-A 100% CHI-A 100% Merged ENI-A

Santander

GLOBAL CORPORATE BANKING

p.57

1. Glossary 2. Introduction 3. Executive ummary

4. Analysis of Enersis corporate restructuring process 5. Regulatory matters 6. Description of the companies

7. Valuation of equity interests involved in the merger i) Discounted cash flow ii) Multiples of transaction comparables iii) Multiples of trading comparables iv) Analysts’ target prices and SOTP v) Trading history of ENI-A, EOC-A and CHI-A vs. LatAm Comparables vi) WACC

8. Holding discount and liquidity

9. Merger results

10. Appendix

Santander

GLOBAL CORPORATE BANKING

p.58

Valuation of equity interests involved in the merger

ii) Multiples of transaction comparables

The methodology of comparable transaction multiples is based on a sample o transactions of operationally-related companies in the same sector as ENI-A, EOC-A and CHI-A. This analysis is intended to do the following:

For the ratios that could be used in the comparable transactions methodology, in order to define a range of values, we considered the EV/EBITDA multiple as being the most significant. The EV/EBITDA multiple compares enterprise value to the company’s capacity to generate gross earnings (EBITDA). Therefore, it could be considered as a proxy for the payback ratio of the amount paid for the acquisition

To execute this methodology, we considered EBITDA for 2016E at ENI-A, EOC-A and CHI-A, included in the company’s business plan

We considered the average of the EV/EBTDA multiple of recent transactions, to which we applied a variation of ±5%, to obtain a range of values

Some of the transactions analyzed include acquisitions in which a majority interest was purchased, which is why a control premium may exist. For this reason, this method is used for the most part in cases in which there is a change of control

Santander

GLOBAL CORPORATE BANKING

p.59

Valuation of equity interests involved in the merger

ii) Multiples of transaction comparables(1)

Brazil Peru Colombia Argentina

14.6x

13.4x

12.4x 12.2x

11.2x 11.8x 11.3x 11.5x

10.0x 10.0x 10.5x 10.4x Gx 8.5x 8.6x

6.4x 6.0x 6.7x

5.5x 5.5x 4.8x

2.9x 2.1x 3.2x

1 2345 678 9 12345 12 123

11.3x

9.4x 9.2x

8.5x

8.0x 7.9x 8.5x

6.6x 6.9x 6.6x

5.8x 6.3x

Dx 5.6x 5.5x 5.9x

4.1x 4.1x 3.8x

2.5x 2.5x 3.1x

1.9x

12345 6 1234 12 1 23456

17.5x

10.2x

9.0x 9.0x 8.4x(2) Tx 7.7x 8.1x

6.3x 6.5x 6.4x 6.4x

1 2 3 4 5 6 7 8 1

Note: Numbers correspond to transactions with details in the annex

1) Details in the annex

2) Ajusted median not including maximum multiple

Santander

GLOBAL CORPORATE BANKING

p.60

Valuation of equity interests involved in the merger

| p.61 |

ii) Multiples of transaction comparables

US$ Mn

						Values at 100%			ENI-A2		ENI-A1		EOC-A		CHI-A	
Company	**Business**	**ENI-A2**	**ENI-A1**	**EOC-A**	**CHI-A**	**Equity**	**DFN**	**EBITDA**	**% Equity**	**EV / EBITDA**	**% Equity**	**EV / EBITDA**	**% Equity**	**EV / EBITDA**	**% Equity**	**EV / EBITDA**
Edegel	Gx	58,6%	21,1%	62,5%		2.199	130	271	1.289	1.365	159	8,6x	465	492	57	8,6x
Chinango	Gx	46,9%	16,9%	50,0%		308	28	39	145	158	18	8,6x	52	57	7	8,6x
Piura	Gx	96,5%	96,5%			376	45	49	362	406	47	8,6x	362	406	47	8,6x
Edelnor	Dx	75,5%	60,1%		15,6%	1.257	451	214	949	1.290	161	8,0x	755	1.026	128	8,0x
Generalima	Other	100,0%	100,0%			- 42	40	- 0	- 42	- 2	- 0	8,6x	- 42	- 2	- 0	8,6x
Caboblanco	Other	100,0%	100,0%			8	- 8	- 0	8	- 0	- 0	8,6x	8	- 0	- 0	8,6x
Peru	**∑**					**4.106**	**687**	**572**	**2.711**	**3.217**	**385**	**8,3x**	**1.601**	**1.980**	**239**	**8,3x**
Endesa Brasil	Gx	84,4%	50,9%	37,1%	11,3%	- 80	- 259	- 34	- 67	- 286	- 29	10,0x	- 41	- 172	- 17	10,0x
Cachoeira	Gx	84,2%	50,8%	37,0%	11,2%	472	- 37	87	397	366	73	5,0x	240	221	44	5,0x
Fortaleza	Gx	84,4%	51,0%	37,1%	11,3%	331	6	67	279	284	57	5,0x	169	172	34	5,0x
Cien	Tx	84,4%	50,9%	37,1%	11,3%	258	12	64	218	228	54	4,2x	132	138	33	4,2x
Coelce	Dx	64,9%	45,2%	21,9%	6,6%	1.267	284	235	822	1.006	152	6,6x	572	701	106	6,6x
Ampla	Dx	92,0%	45,3%	17,4%	36,7%	568	923	226	522	1.372	208	6,6x	257	675	102	6,6x
Com e Serv	Other	84,4%	50,9%	37,1%	11,3%	106	1	11	90	90	9	10,0x	54	55	5	10,0x
Brazil	**∑**					**2.922**	**930**	**656**	**2.260**	**3.060**	**525**	**5,8x**	**1.383**	**1.788**	**308**	**5,8x**
Emgesa	Gx	37,7%	21,6%	26,9%		5.635	1.594	629	2.125	2.726	237	11,5x	1.217	1.561	136	11,5x
Codensa	Dx	47,8%	38,6%		9,2%	3.091	601	434	1.477	1.764	208	8,5x	1.194	1.426	168	8,5x
Colombia	**∑**					**8.725**	**2.195**	**1.063**	**3.602**	**4.491**	**445**	**10,1x**	**2.411**	**2.988**	**304**	**9,8x**
Costanera	Gx	45,4%		75,7%		98	61	50	44	72	23	3,2x	-	-	-	3,2x
Dock Sud	Gx	40,2%	40,2%			102	42	45	41	58	18	3,2x	41	58	18	3,2x
El Chocon	Gx	39,2%		65,4%		66	62	40	26	50	16	3,2x	-	-	-	3,2x
TESA	Tx	84,4%	50,9%	37,1%	11,3%	- 15	25	2	- 13	9	1	6,4x	- 8	5	1	6,4x
CTM	Tx	84,4%	50,9%	37,1%	11,3%	- 16	25	1	- 14	7	1	6,4x	- 8	4	1	6,4x
Edesur	Dx	71,6%	37,6%	0,5%	34,1%	421	186	196	301	435	140	3,1x	158	228	74	3,1x
Cemsa	Other	82,0%	55,0%	45,0%	0,0%	6	- 1	1	5	4	1	3,2x	3	2	1	3,2x
Argentina	**∑**					**660**	**399**	**334**	**390**	**634**	**200**	**3,2x**	**186**	**298**	**94**	**3,2x**
ENI Americas	Holding	100,0%	100,0%			968	- 1.128	- 16	968	- 159	- 16	9,8x	968	- 159	- 16	9,8x
Endesa Americas	Holding	60,0%		100,0%		36	- 60	- 2	21	- 15	- 1	9,8x	-	-	-	9,8x
Chilectra Americas	Holding	99,1%			100,0%	27	- 43	- 2	26	- 16	- 2	9,8x	-	-	-	9,8x
Holdings	**∑**					**1.031**	**- 1.231**	**- 20**	**1.016**	**- 190**	**- 19**	**9,8x**	**968**	**- 159**	**- 16**	**9,8x**
Total	**∑**					**17.444**	**2.980**	**2.605**	**9.980**	**11.211**	**1.535**	**7,3x**	**6.549**	**6.893**	**928**	**7,4x**

Note: Cachoeira, Fortaleza and Cien multiples have been reduced to half due to a shorter lifetime with respect to the financial projections used for the DCF.

Santander
GLOBAL CORPORATE BANKING

Valuation of equity interests involved in the merger

ii) Multiples of transaction comparables: valuation summary under this methodology

LOW CASE (-5% sobre MID) MID CASE HIGH CASE (+5% over MID)

10 11,577 10 12,156

9 10,998 1,587 1,667 1,508 9,980 , 10,479

Merger by 9,481 Incorporation in ENI-A

US$ Mn

ENI-A2 EOC-A 40% CHI-A 0.9% Merged ENI-A ENI-A2 EOC-A 40% CHI-A 0.9% Merged ENI-A

ENI-A2 EOC-A 40% CHI-A 0.9% Merged ENI-A

11,577 12,156 10,999 4,164 1,115 3,966 1,062 3,768 1,009

Merger value detail at

6,549 6,877

company level 6,222

US$ Mn

ENI-A1 EOC-A 100% CHI-A 100% Merged ENI-A ENI-A1 EOC-A 100% CHI-A 100% Merged ENI-A ENI-A1 EOC-A 100% CHI-A 100% Merged ENI-A

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GLOBAL CORPORATE BANKING

p.62

1. Glossary 2. Introduction 3. Executive summary

4. Analysis of Enersis corporate restructuring process 5. Regulatory matters 6. Description of the companies

7. Valuation of equity interests involved in the merger i) Discounted cash flow ii) Multiples of transaction comparables iii) Multiples of trading comparables iv) Analysts’ target prices and SOTP v) Trading history of ENI-A, EOC-A and CHI-A vs. LatAm Comparables vi) WACC

8. Holding discount and liquidity

9. Merger results

10. Appendix

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GLOBAL CORPORATE BANKING

p.63

Valuation of equity interests involved in the merger

iii) Multiples of trading comparables

The trading multiples method is based on an analysis of the market price for the equities and their corresponding multiples on a sample of companies that must be similar to the companies under valuation This method is based on the general assumption that the price of the equity in the stock market represents the best proxy for the financial value of a company. In fact, in an efficient speculator-free market, the market price for an equity should reflect investors’ expectations regarding growth of future results of a company, its degree of associated risk and its volatility To apply this method, a series of ratios or multiples on comparable listed companies is generated, including the price (numerator) and a given parameter such as earnings or other financial data (denominator). The average/mean of the ratios obtained is applied consistently to the variables determined for the companies under valuation, so as to obtain a notional value of how the market could value the company The reference multiple used in the valuation of ENI-A, EOC-A and CHI-A is EV/EBITDA16E

Peru Colombia Brazil Argentina Gx Tx Dx

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GLOBAL CORPORATE BANKING

p.64

Valuation of equity interests involved in the merger

iii) Multiples of trading comparables: EV/EBITDA 2017 multiples

Generation Business

Andean Region: EV/EBITDA Mean 9.0x Debt / Assets 27%

23% 44% 23% 37% 25% 14% 7% 50% 36% 33% 65% 7% 20% 19% 49%

12.9x

10.0x 10.1x 8.8x 9.0x 8.5x 8.3x 8.2x 7.8x 7.5x 7.1x

6.4x 6.3x

5.6x 6.1x(1) 5.0x 4.4x

5.1x

3.6x 43x .

Isagen AES Gener Colbun Engie Peru E.CL Endesa Ch Edegel Celsia CPFL EDP Brasil CEMIG Tractebel AES Tiete CESP COPEL

Costanera Pampa Central Puerto

Transmission Business Distribution Business

Brazil EV/EBITDA 6.9x Argentina EV/EBITDA 3.5x A. Region EV/EBITDA 7.3x Brazil EV/EBITDA 4.8x Debt / Assets 30% Debt / Assets 30%(2) Debt/ Assets 24%

35% 46% 10% 23% 26% 24% 29%

7.3x

6.2x 7.3x 6.4x 6.9x

4.8x

4.4x

3.5x

n.s. n.s.

Luz del Sur EDELNOR Equatorial COELCE EDENOR TAESA Alupar CESP Transener

Debt/Assets

1) Values max (10.1x) and (4.4x) min excluded from mean

2) Debt / Assets for Argentina: mean of other countries is assumed in order to simulate a long-term

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Valuation of equity interests involved in the merger

| p.66 |

iii) Multiples of trading comparables

US$ Mn

									ENI-A2		ENI-A1		EOC-A		CHI-A	
Company	Business	ENI-A2	ENI-A1	EOC-A	CHI-A	Equity	DFN	EBITDA	% Equity	EV / EBITDA	% Equity	EV / EBITDA	% Equity	EV / EBITDA	% Equity	EV / EBITDA
Edegel	Gx	58,6%	21,1%	62,5%		2.310	130	271	1.354	1.430	159	9,0x	488	516	57	9,0x
Chinango	Gx	46,9%	16,9%	50,0%		324	28	39	152	165	18	9,0x	55	60	7	9,0x
Piura	Gx	96,5%	96,5%			396	45	49	382	425	47	9,0x	382	425	47	9,0x
Edelnor	Dx	75,5%	60,1%		15,6%	1.114	451	214	842	1.183	161	7,3x	670	941	128	7,3x
Generalima	Other	100,0%	100,0%			- 42	40	- 0	- 42	- 2	- 0	9,0x	- 42	- 2	- 0	9,0x
Caboblanco	Other	100,0%	100,0%			8	- 8	- 0	8	- 0	- 0	9,0x	8	- 0	- 0	9,0x
Peru	∑					**4.110**	**687**	**572**	**2.695**	**3.201**	**385**	**8,3x**	**1.560**	**1.939**	**239**	**8,1x**
Endesa Brasil	Gx	84,4%	50,9%	37,1%	11,3%	53	- 259	- 34	45	- 173	- 29	6,1x	27	- 105	- 17	6,1x
Cachoeira	Gx	84,2%	50,8%	37,0%	11,2%	565	- 37	87	475	444	73	6,1x	287	268	44	6,1x
Fortaleza	Gx	84,4%	51,0%	37,1%	11,3%	403	6	67	340	345	57	6,1x	206	209	34	6,1x
Cien	Tx	84,4%	50,9%	37,1%	11,3%	429	12	64	362	372	54	6,9x	219	225	33	6,9x
Coelce	Dx	64,9%	45,2%	21,9%	6,6%	844	284	235	548	732	152	4,8x	381	510	106	4,8x
Ampla	Dx	92,0%	45,3%	17,4%	36,7%	161	923	226	148	998	208	4,8x	73	491	102	4,8x
Com e Serv	Other	84,4%	50,9%	37,1%	11,3%	64	1	11	54	55	9	6,1x	33	33	5	6,1x
Brazil	∑					**2.520**	**930**	**656**	**1.972**	**2.772**	**525**	**5,3x**	**1.225**	**1.630**	**308**	**5,3x**
Emgesa	Gx	37,7%	21,6%	26,9%		4.069	1.594	629	1.535	2.136	237	9,0x	879	1.223	136	9,0x
Codensa	Dx	47,8%	38,6%		9,2%	2.583	601	434	1.234	1.522	208	7,3x	998	1.230	168	7,3x
Colombia	∑					**6.653**	**2.195**	**1.063**	**2.769**	**3.658**	**445**	**8,2x**	**1.877**	**2.454**	**304**	**8,1x**
Costanera	Gx	45,4%		75,7%		153	61	50	69	97	23	4,3x	-	-	-	4,3x
Dock Sud	Gx	40,2%	40,2%			152	42	45	61	78	18	4,3x	61	78	18	4,3x
El Chocon	Gx	39,2%	0,0%	65,4%	0,0%	110	62	40	43	67	16	4,3x	0	0	0	4,3x
TESA	Tx	84,4%	50,9%	37,1%	11,3%	- 19	25	2	- 16	6	1	4,2x	- 10	3	1	4,2x
CTM	Tx	84,4%	50,9%	37,1%	11,3%	- 19	25	1	- 16	5	1	4,2x	- 10	3	1	4,2x
Edesur	Dx	71,6%	37,6%	0,5%	34,1%	683	186	196	489	622	140	4,4x	257	327	74	4,4x
Cemsa	Other	82,0%	55,0%	45,0%		7	- 1	1	6	5	1	4,3x	4	3	1	4,3x
Argentina	∑					**1.067**	**399**	**334**	**637**	**880**	**200**	**4,4x**	**302**	**414**	**94**	**4,4x**
ENI Americas	Holding	100,0%	100,0%			1.000	- 1.128	- 16	1.000	- 127	- 16	7,8x	1.000	- 127	- 16	7,8x
Endesa Americas	Holding	60,0%		100,0%		41	- 60	- 2	24	- 12	- 1	7,8x	-	-	-	7,8x
Chilectra Américas	Holding	99,1%			100,0%	30	- 43	- 2	30	- 13	- 2	7,8x	-	-	-	7,8x
Holdings	∑					**1.071**	**- 1.231**	**- 20**	**1.054**	**- 152**	**- 19**	**7,8x**	**1.000**	**- 127**	**- 16**	**7,8x**
Total	∑					15.420	2.980	2.605	9.128	10.359	1.535	6,7x	5.966	6.310	928	6,8x

Fuente: Bloomberg 21 de junio 2016

Santander
GLOBAL CORPORATE BANKING

Valuation of equity interests involved in the merger

iii) Multiples of trading comparables—Generation

Company Territorial Presence Brief Description Installed Capacity (MW)

Peruvian electrical generation company

Runs 2 thermal and 7 hydro power stations 1,800 Controlled by Grupo Enel

Colombian energy generation and trading company

Runs 1 thermal and 5 hydro power stations 2,212 Owned by Canada’s Brookfield equity fund

Colombian company focused on energy generation and distribution

Runs 2 thermal and 3 hydro power stations 1,777 Controlled by Grupo Argos

Mostly in the energy generation and distribution business With operations in Chile, Brazil, Argentina , Peru and Colombia

14,785 Runs 16 thermal and 11 hydro power stations, and 3 NCRE plants Controlled by Grupo Enel

Chilean electricity generation company

Runs 10 thermal and 2 hydro power stations and 1 NCRE plant

5,081 Operates in Argentina and Colombia through its subsidiaries Controlled by AES Corp

Chilean electricity generation company

Runs 5 thermal and 15 hydro power stations and transmission lines 2,962 Controlled by Grupo Matte

Mostly in the energy generation and distribution business

Runs 11 thermal and 3 hydro power stations, transmission lines and a gas pipeline 2,018 Controlled by French group GDF Suez

Source: Financial reports by the companies, corporate presentations and websites

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p.67

| p.68 |

Valuation of equity interests involved in the merger

iii) Multiples of trading comparables - Generation

Company	Territorial Presence	Brief Description	Installed Capacity (MW)
EnerSur GDF Suez	Peru	• Peruvian company in the energy generation and distribution business • Runs 4 thermal and 1 hydro power stations • Controlled by French group GDF Suez	1,952
Pampa Energía	Argentina	• Argentine company in the energy generation, transmission and distribution businesses[1] • Runs 4 thermal and 2 hydro power stations • Controlled by executives Marcelo Mindlin, Damián Mindlin, Gustavo Mariani and Ricardo Torres	2,217
Central Puerto	Argentina	• Argentine energy generation company • Runs 3 thermal power stations • Controlled by Grupo SADESA	1,795
endesa costanera	Argentina	• Argentine energy generation company • Runs 1 thermal power station • Controlled by Grupo Enel	1,138
engie Tractebel Energia	Brazil	• Brazilian energy generation company • Runs 3 small thermal power stations, 9 hydro power stations,7 wind farms, 3 biomass stations and 1 solar farm • Controlled by French group Engie	7,049
emae	Brazil	• Brazilian energy generation and water control company • Runs 1 hydro power station and 3 small hydro power stations • Controlled by the State of São Paulo	952
AES Tietê	Brazil	• Brazilian energy generation company • Runs 9 hydro power stations and 3 small hydro power stations • Subsidiary of US-based AES Corporation	2,658

Source: Financial reports by the companies, corporate presentations and websites
1) Transmission business under the Transener brand. Distribution business under the Edenor brand

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Valuation of equity interests involved in the merger

| p.69 |

iii) Multiples of trading comparables - Generation

Company	Territorial Presence	Brief Description	Installed Capacity (MW)
Eletrobras		• Brazilian company in the energy generation and transmission business • It runs 45 hydro and 125 power stations, 8 wind farms and 2 thermonuclear stations. It has 61,000 km of transmission lines • Controlled by the State of Brazil	42,987
CPFL Energia		• Brazilian energy generation and distribution company • It runs 48 small hydro, 6 hydro and 2 thermal power stations, 41 wind farms, 8 biomass plants and 1 solar farm. It distributes to 7.6 million customers • Main controlling shareholders: Grupo Camargo Corrêa and the Previ pensions fund	3,162
edp		• Brazilian energy generation and distribution company • It runs 16 hydro and 1 thermal power stations • Subsidiary of Energias de Portugal (EDP)	3,809
COPEL Pura Energia		• Brazilian energy generation, transmission and distribution company • It runs 18 hydro and 1 thermal power stations and 1 wind farm. It distributes energy to 3.5 million households and has 2,302 km of transmission lines • Controlled by the State of Paraná	4,754
CEMIG		• Brazilian energy generation, transmission and distribution company • It runs 84 hydro and 3 thermal power stations and 23 wind farms. It has 15,650 km of transmission lines and distributes to over 12 million customers • In Chile, it operates a transmission line together with Alusa • Controlled by the State of Minas Gerais	7,800
CESP		• Brazilian generation company • It runs 6 hydro power stations • Controlled by the State of São Paulo	6,649

Source: Financial reports by the companies, corporate presentations and websites

Santander
GLOBAL CORPORATE BANKING

Valuation of equity interests involved in the merger

iii) Multiples of trading comparables—Transmission

Company Territorial Presence Brief Description Installed Capacity (MW)

Brazilian energy transmission company

18,500 km of transmission lines in 16 Brazilian states 18,500 Controlled by Colombian-based ISA

Brazilian energy generation and transmission company Runs transmission lines in Brazil and Chile

It runs 4 hydro and 5 small hydro power stations and 1 wind farm in Brazil, Colombia and Peru, 5,723 totaling 687 MW of installed capacity Controlled by Brazilian holding Guarupart

Argentine NG transmission production and trading company

Largest NG supplier in Argentine, runs three gas pipelines for a total 7,935 km of pipeline 7,925 Controlled by CIESA

Argentine energy transmission company

14,385 km of HV transmission lines in Argentina 14,385 Controlled by Pampa Energía

Source: Financial reports by the companies, corporate presentations and websites

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p.70

Valuation of equity interests involved in the merger

iii) Multiples of trading comparables—Distribution

Company Territorial Presence Brief Description Customers (# million)

Peruvian energy distribution company

Distributes energy in 30 districts of the province of Lima 1.1 Controlled by Sempra Energy International (US)

Peruvian energy distribution company, a subsidiary of Enersis Americas

Distributes energy in 52 districts 1.3 Controlled by Grupo Enel

Brazilian energy distribution and generation company Distributes energy in the State of Rio de Janeiro

4.2 It runs two hydro power stations and two pumping stations Controlled by Brazilian generator CEMIG

Brazilian energy distribution holding

Distributes to 4.5 million customers in the States of Maranhão (through CEMAR) and Pará

4.5 (through CELPA) Main shareholders: Squadra Investimentos, Opportunity and GIC

Brazilian energy distribution company

Distributes energy in the State of Caerá 3.8 Controlled by Grupo Enel

Argentine energy distribution company

Distributes energy in 21 municipalities of the province of Buenos Aires 2.8 Controlled by Argentine generator Pampa Energía

Argentine energy distribution company

Distributes energy in the province of Buenos Aires 2.5 Controlled by Grupo Enel

Source: Financial reports by the companies, corporate presentations and websites

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p.71

Valuation of equity interests involved in the merger

iii) Multiples of trading comparables: valuation summary under this methodology

LOW CASE (-5% over MID) MID CASE HIGH CASE (+5% over MID)

10,615 11,145 10,084 1,478 9 1,552 9 1,404 8 Merger by 9,128 9,584

Incorporation 8,672 in ENI-A

US$ Mn

ENI-A2 EOC-A 40% CHI-A 0.9% Merged ENI-A ENI-A2 EOC-A 40% CHI-A 0.9% Merged ENI-A

ENI-A2 EOC-A 40% CHI-A 0.9% Merged ENI-A

11,146 10,084 10,615 3,878 1,004 3,693 956 3,509 908

Merger value detail at company level 5,966 6,264

5,667

US$ Mn

ENI-A1 EOC-A 100% CHI-A 100% Merged ENI-A ENI-A1 EOC-A 100% CHI-A 100% Merged ENI-A ENI-A1 EOC-A 100% CHI-A 100% Merged ENI-A

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GLOBAL CORPORATE BANKING

p.72

1. Glossary 2. Introduction 3. Executive summary

4. Analysis of Enersis corporate restructuring process 5. Regulatory matters 6. Description of the companies

7. Valuation of equity interests involved in the merger i) Discounted cash flow ii) Multiples of transaction comparables iii) Multiples of trading comparables iv) Analysts’ target prices and SOTP v) Trading history of ENI-A, EOC-A and CHI-A vs. LatAm Comparables vi) WACC

8. Holding discount and liquidity

9. Merger results

10. Appendix

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p.73

Valuation of equity interests involved in the merger

iv) Analysts’ target prices and SOTP

Analysts (or “sell-side analysts”) try to prepare and subsequently advise investors on various viewpoints with regard to the value, risks and volatility of a given company, in order to provide advice to investors in their decision to buy, sell, short sell, hold or simply avoid a given equity in a company

To collect the necessary information for an analysis, analysts often review reports and news on the companies being studied and other aspects of relevance for the industry. Moreover, they participate in management conferences

Analysts prepare reports on the companies and industries being covered, in order to provide recommendations to investors (buy, sell or hold) and provide a price reference at which they value the equity (“target price”) with the relevant premium/discount vs. the current equity price. These reports may be accessed through various different sources. Moreover, stock brokerage firms often offer these reports to their clients free of charge

The sum-of-the-parts method (“SOTP”) generates an indicative value for the company, adding the value of its segments, subsidiaries or assets individually to the total value of the company

This methodology may be useful for the following groups:

- Prospective buyers may want to use this methodology as a preliminary stage for corporate restructuring

- Investors may be interested in using it because a business being traded for less than the sum of its parts could be “cheap”

Santander has used the following methodology to value the Americas vehicles:

ENI-A2: average target prices by JPMorgan, Scotiabank and Banco Bice ENI-A1: implied value calculated by Santander EOC-A: average target prices by JPMorgan and Scotiabank CHI-A: SOTP obtained by Scotiabank research

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GLOBAL CORPORATE BANKING

p.74

Valuation of equity interests involved in the merger

iv) Analysts’ target prices and SOTP

ENI-A2 EOC-A CHI-A ENI-A1

Mean: US$8,389 Mn Mean: US$3,631 Mn Mean: US$1,112 Mn Mean: US$5,108 Mn

(US$m)

10,000 128 110 119 316 300

9,031 9,000

8,374

8,000 7,761

Implicit ENI-A1 = 7,000 ENI-A2—60% of EOC-A – 99,1% of

6,000 CHI-A 5,108 5,000

4,000 3,725

3,536

3,000

2,000

1,112 1,000

00

Target Price (CLP)

Source: Bloomberg, June 21, 2016

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GLOBAL CORPORATE BANKING

p.75

Valuation of equity interests involved in the merger

iv) Analysts’ target prices and SOTP: valuation summary under this methodology

LOW CASE (-5% over MID) MID CASE HIGH CASE (+5% over MID)

11 10,344 9,359 10 9,852 1,526

10 1,453

1,380 8,389 8,808

Merger by 7,969 Incorporation in ENI-A

US$ Mn

ENI-A2 EOC-A 40% CHI-A 0.9% Merged ENI-A ENI-A2 EOC-A 40% CHI-A 0.9% Merged ENI-A ENI-A2 EOC-A 40% CHI-A 0.9% Merged ENI-A

9,852 10,344 9,359 1,168 1,112 3,812 3,449 1,057 3,631

Merger value detail at company level 5,109 5,364

4,853

US$ Mn

ENI-A1 EOC-A 100% CHI-A 100% Merged ENI-A ENI-A1 EOC-A 100% CHI-A 100% Merged ENI-A ENI-A1 EOC-A 100% CHI-A 100% Merged ENI-A

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p.76

1. Glossary 2. Introduction 3. Executive summary

4. Analysis of Enersis corporate restructuring process 5. Regulatory matters 6. Description of the companies

7. Valuation of equity interests involved in the merger i) Discounted cash flow ii) Multiples of transaction comparables iii) Multiples of trading comparables iv) Analysts’ target prices and SOTP v) Trading history of ENI-A, EOC-A and CHI-A vs. LatAm Comparables vi) WACC

8. Holding discount and liquidity

9. Merger Results

10. Appendix

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p.77

Valuation of equity interests involved in the merger

v) Trading history of ENI-A, EOC-A and CHI-A

Share behavior

100 Base Since ENI-A / EOC-A went public Price(local

currency)

120.0

115.0 113.7 110.0 300.5 105.0 3.9 1,127.7 100.0 3,989.2 318.9

95.0 602.1 165.8

90.0

85.0 77.4

80.0

IPSA Enersis Chile Endesa Chile Enersis Americas Endesa Americas Colbun AES Gener ECL ENEL

Historical Behavior—% Change

Since

% Change 1 Week 1 Month

Apr-21-16

IPSA 0.9% 1.0% 0.1% Enersis Chile 3.1% 2.4% (12.2%) Endesa Chile 3.9% 0.3% (3.5%) Enersis Americas 2.1% 5.7% 16.9% Endesa Americas 2.0% 3.7% 6.8% Colbun (0.5%) (2.3%) (4.7%) AES Gener 0.4% 1.9% (2.8%) ECL 1.1% 1.7% 0.6% ENEL 0.5% 8.6% 5.4%

Mean 1.5% 2.5% 0.7%

Source: Bloomberg, June 21, 2016

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Valuation of equity interests involved in the merger

| p.79 |

v) Trading history of ENI-A, EOC-A and CHI-A vs. LatAm Comparables

Historical Share Price - % Change

% Change		1 Week	1 Month	3 Months	6 Months	1 Year	5 Years
Generation Mean		(0.2%)	0.5%	6.8%	9.8%	4.2%	42.7%
	ENDESA Chile	3.9%	0.3%	-	-	-	-
	ENDESA Americas	2.0%	3.7%	-	-	-	-
	ENERSIS Chile	3.1%	2.4%	-	-	-	-
	ENERSIS Americas	2.1%	5.7%	-	-	-	-
	Colbun	(0.5%)	(2.3%)	(12.4%)	1.2%	(8.2%)	26.1%
	E.CL	1.1%	1.7%	3.4%	15.5%	33.6%	(12.6%)
	AES Gener	0.4%	1.9%	(5.6%)	4.1%	(11.2%)	15.4%
Peru	Engie Perú	(0.6%)	(2.9%)	(1.2%)	3.7%	(4.0%)	n.a.
	Edegel	(1.5%)	(2.3%)	(8.2%)	(4.1%)	(28.1%)	53.3%
	Isagen	1.1%	2.1%	0.7%	46.3%	51.4%	71.7%
	Celsia	(0.1%)	1.2%	5.8%	39.1%	(8.6%)	(24.2%)
Brazil	CPFL Energia	1.0%	2.2%	23.3%	20.0%	1.1%	(56.2%)
	Cemig	(5.4%)	(9.9%)	27.8%	(6.3%)	(54.3%)	(78.5%)
	Copel	(2.5%)	2.9%	34.8%	(6.8%)	(16.4%)	(32.4%)
	EDP Brasil	4.1%	3.2%	7.6%	4.7%	16.0%	(66.7%)
	CESP	(5.2%)	(6.4%)	13.8%	3.6%	(28.3%)	(52.7%)
	Tractebel	(0.4%)	4.3%	14.5%	8.3%	7.5%	40.0%
	AES Tiete	(13.5%)	(8.4%)	3.8%	2.9%	(19.6%)	(45.4%)
Argentina	Pampa	3.1%	3.1%	6.5%	19.5%	86.7%	396.2%
	Endesa Costanera	0.0%	0.0%	0.0%	0.0%	10.2%	18.3%
	Central Puerto	4.1%	7.3%	0.5%	15.3%	43.7%	431.3%
Transmission Mean		(0.2%)	1.1%	5.5%	4.1%	23.3%	142.1%
Brazil	CTEEP	1.7%	17.5%	24.7%	25.4%	38.9%	12.4%
	Alupar	0.0%	0.0%	0.0%	0.0%	0.0%	(30.0%)
	Taesa	(1.6%)	0.1%	15.9%	7.6%	(2.4%)	(42.8%)
Argentina	TGS	(2.8%)	(4.4%)	(5.9%)	7.4%	54.9%	424.0%
	Transener	1.6%	(7.7%)	(7.3%)	(19.6%)	25.2%	347.2%
Distribution Mean		(0.7%)	6.7%	11.7%	2.9%	(3.7%)	73.2%
Peru	Luz del Sur	(2.5%)	4.0%	12.2%	(1.8%)	(11.5%)	48.7%
	Edelnor Sede	(2.7%)	3.9%	13.8%	10.1%	(6.1%)	72.6%
Brazil	AES Eletropaulo	(7.5%)	6.7%	9.0%	1.1%	(50.1%)	(75.4%)
	Coelce	2.8%	(0.9%)	15.7%	(0.2%)	(11.4%)	25.0%
	Eletrobras	2.5%	24.3%	27.5%	18.9%	32.4%	(50.8%)
Argentina	Edenor	3.4%	2.4%	(7.7%)	(10.8%)	24.6%	419.3%

Source: Bloomberg, June 21, 2016

Santander
GLOBAL CORPORATE BANKING

Valuation of equity interests involved in the merger

v) Market valuation of ENI-A y EOC-A

Summary

(US$m)

Given the importance of minority Market Capitalization 8,375 3,695 760 interests in enterprise value, we note Valor Book the range of values between the book

2,102 1,110

Value and market values of minority interests

Minority Interests

Market

(1) 3,397 2,307

Value

To calculate the market value of Net Debt / (Cash) 2,082 1,422 minority interests, we have taken the current book value of minority interests Book Value 12,559 6,228 and applied it the P/BV multiple of each

Firm

Value entity

Market

13,854 7,425

Value

EBITDA 2016E 2,387 1,007

CHI-A is listed on the Santiago Book Value 5.3x 6.2x Exchange but lacks market cap

EV/EBIT DA

2016E Market

5.8x 7.4x

Value

P/VL 1 16 .6x 2 21 .1x

Source: Company Information, Equity Research, and Bloomberg, June 21, 2016. Fx USD/CLP 691.3 closing at May 2015 in order to make it comparable with the DCF analysis.

1) Market value of minority interests from the P/VL ratio of each company.

Santander

GLOBAL CORPORATE BANKING

p.80

1. Glossary 2. Introduction 3. Executive summary

4. Analysis of Enersis corporate restructuring process 5. Regulatory matters 6. Description of the companies

7. Valuation of equity interests involved in the merger i) Discounted cash flow ii) Multiples of transaction comparables iii) Multiples of Trading comparables iv) Analysts’ target prices and SOTP v) Trading history of ENI-A, EOC-A and CHI-A vs. LatAm Comparables vi) WACC

8. Holding discount and liquidity

9. Merger results

10. Appendix

Santander

GLOBAL CORPORATE BANKING

p.81

Valuation of equity interests involved in the merger

vi) WACC

CAPM(1)

Market Risk Leveraged x Premium Beta

Company risk Indebtedness

Risk-free Rate + Tax rate premium ratio

E / (D+E) x Ke + D / (D+E) x (1-T) x Kd

WACC

WACC (Weighted average cost of capital) is the minimum rate of return that a company must attain with a given asset to meet the expectations of its creditors, shareholders and other capital providers

The D/(D+E) ratio represents the financial structure of the valued company, calculated considering its optimal long-term structure. It is common market practice to use a “notional target financial structure” (e.g. the financial structure the company must have to maintain a financial position able to generate value for shareholders in the long term)

Kd is the cost of debt, basically the interest rate at which the company is financed through funds borrower from third parties (e.g. banks, bondholders, etc.)

Ke is the return demanded of company equities, basically the rate of return on the investments that the shareholders require in exchange for owning the equities and assuming the risk this entails

1) Capital Asset Pricing Model

Santander

GLOBAL CORPORATE BANKING

p.82

| p.83 |

Valuation of equity interests involved in the merger

vi) WACC for generation business

WACC generation business				
US T-Bond	1.81%	1.81%	1.81%	1.81%
Country Risk premium	2.12%	4.12%	2.90%	4.90%
Unlevered Beta	0.72	0.63	0.72	0.83
D/E	37%	49%	37%	41%
Levered Beta	0.91	0.83	0.90	1.05
Risk premium (MRP)[1]	7.0%	7.0%	7.0%	7.0%
Additional premium for Country Risk				3.00%
Equity rate (Ke)	**10.3%**	**11.7%**	**11.0%**	**17.1%**
US T-Bond + EMBI	3.9%	11.3%	4.7%	7.1%
Spread	200pbs	200pbs	200pbs	200pbs
Interest rate (Kd)	**5.9%**	**13.3%**	**6.7%**	**9.1%**
After tax interest rate (Kd *(1-t))	**4.3%**	**8.8%**	**4.4%**	**5.9%**
D/D+E	27%	33%	27%	29%
E/D+E	73%	67%	73%	71%
Tax rate	28%	34%	34%	35%
WACC (nominal US$)	**8.7%**	**10.8%**	**9.2%**	**13.8%**

Ke

- Risk free: UST 10y bond
- Country Risk: JP Morgan EMBI
- Deleveraged beta: average of territorial market comparables
- % Debt: average of territorial market comparables
- (Argentina: % leverage as average for Brazil , Peru and Colombia as LT proxy)
- Argentina is applied an additional 300 bps country risk due to future political-regulatory uncertainty

Kd

- Peru: UST *bond* + EMBI + 200 bps spread
- Brazil: CDI 2016 projection, 13.75% in BRL (Santander) converted into US$ subtracting the BRL/US inflation spread + 200 bps spread
- Colombia: UST *bond* + EMBI + 200 bps *spread*
- Argentina: 2016 sovereign bond yield in US$ + 200 bps spread

Comps

endesa chile, Colbún, EDEGEL, ISAGEN, ENGIE, E-CL, AES Gener, CELSIA

Eletrobras, CPFL Energia, ENGIE Tractebel Energia, edp, AES Tietê, COPEL, CEMIG, CESP, emae

Pampa Energía, endesa costanera, Central Puerto

1) Ibottson
Source: Bloomberg as of June 21st 2016

Santander
GLOBAL CORPORATE BANKING

| p.84 |

Valuation of equity interests involved in the merger

vi) WACC for distribution business

WACC distribution business				
US T-Bond	1.81%	1.81%	1.81%	1.81%
Country Risk premium	2.12%	4.12%	2,90%	4.90%
Unlevered Beta	0.56	0.48	0.56	0.82
D/E	32%	36%	32%	33%
Levered Beta	0.69	0.60	0.67	1.00
Risk premium (MRP)[1]	7.0%	7.0%	7.0%	7.0%
Additional premium for Country Risk				3.0%
Equity rate (Ke)	**8.7%**	**10.1%**	**9.4%**	**16.7%**
US T-Bond + EMBI	3.9%	11.3%	4.7%	7.1%
Spread	200pbs	200pbs	200pbs	200pbs
Interest rate (Kd)	**5.9%**	**13.3%**	**6.7%**	**9.1%**
After tax interest rate (Kd *(1-t))	**4.3%**	**8.8%**	**4.4%**	**5.9%**
D/D+E	24%	27%	24%	25%
E/D+E	76%	73%	76%	75%
Tax rate	28%	34%	34%	35%
WACC (nominal US$)	**7.6%**	**9.8%**	**8.2%**	**14.0%**

Ke

- Risk free: UST 10y bond
- Country Risk: JP Morgan EMBI
- Deleveraged beta: average of territorial market comparables
- % Debt: average of territorial market comparables
- (Argentina: % leverage as average for Brazil , Peru and Colombia as LT proxy)
- Argentina is applied an additional 300 bps country risk due to future political-regulatory uncertainty

Kd

- Peru: UST *bond* + EMBI + 200 bps spread
- Brazil: CDI 2016 projection, 13.75% in BRL (Santander) converted into US$ subtracting the BRL/US inflation spread + 200 bps spread
- Colombia: UST *bond* + EMBI + 200 bps *spread*
- Argentina: 2016 sovereign bond yield in US$ + 200 bps spread

Comps

LUZ DEL SUR edelnor

Light equatorial coelce

Edenor EDESUR

1) Ibottson
Source: Bloomberg as of June 21st 2016

Santander
GLOBAL CORPORATE BANKING

Valuation of equity interests involved in the merger

vi) WACC for transmission business

WACC transmission business

. .

Country Risk premium 4.12% 4.90% Unlevered Beta 0.58 1.00 D/E 44% 44% Levered Beta 0.75 1.28 Risk premium (MRP)(1) 7.0% 7.0% Additional premium for Country Risk 3.0%

Equity rate (Ke) 11.2% 18.7%

US T-Bond + EMBI 11.3% 7.1% Spread 200pbs 200pbs Interest rate (Kd) 13.3% 9.1%

After tax interest rate (Kd *(1-t)) 8.8% 5.9%

D/D+E 30% 30% E/D+E 70% 70% Tax rate 34% 35%

. .

Risk free: UST 10y bond Country Risk: JP Morgan EMBI

Deleveraged beta: average of territorial market comparables Ke % Debt: average of territorial market comparables (Argentina: % leverage as average for Brazil , Peru and Colombia as LT proxy) Argentina is applied an additional 300 bps country risk due to future political-regulatory uncertainty

Peru: N/A

Brazil: CDI 2016 projection, 13.75% in BRL (Santander) converted into US$ subtracting the BRL/US inflation Kd spread + 200 bps spread Colombia: N/A

Argentina: 2016 sovereign bond yield in US$ + 200 bps spread

Co mps

1) Ibottson

Source: Bloomberg as of June 21st 2016

Santander

GLOBAL CORPORATE BANKING

p.85

1. Glossary 2. Introduction 3. Executive summary

4. Analysis of Enersis corporate restructuring process 5. Regulatory matters 6. Description of the companies

7. Valuation of equity interests involved in the merger i) Discounted cash flow ii) Multiples of transaction comparables iii) Multiples of trading comparables iv) Analysts’ target prices and SOTP v) Trading history of ENI-A, EOC-A and CHI-A vs. LatAm Comparables vi) WACC

8. Holding discount and liquidity

9. Merger results

10. Appendix

Santander

GLOBAL CORPORATE BANKING

p.86

Holding discount and liquidity

Holding discount considerations

Holding discount definition

Comparables analysis

The holding discount, defined as the % difference between NAV(1) and the trading value of a company, in Santander’s opinion, is due mostly to the following factors:

Waterfall effect of the corporate organizational chart

Complex corporate structure, through inter-company holdings

Distance from consolidating vehicles of the OpCo’s

Investor access, at the level of listed holdings or else listed OpCo’s Different liquidities between holdings and OpCo’s

Additional expenses at the holding level above and beyond the expenses incurred by the OpCo’s

In Chile, there are several cases of holdings trading at a discount compared to their OpCo’s. Forthis report, we analyzed the following cases:

- Antarchile (42%): main holding of the Angelini family, with controlling interests in Empresas Copec, among others

- Quiñenco (31%): main holding of the Luksic family, with controlling and co-controlling interests in Banco de Chile, CCU, Enex, CSAV, SAAM, Invexans and Techpack, among others

- Almendral (27%): holding with controlling interests mostly in Entel

- IAM (11%): holding with a controlling interest in Aguas Andinas

(1) NAV: “Net Asset Value”, i.e. the summation of the market values of underlying assets, minus net financial debt

Santander

GLOBAL CORPORATE BANKING

p.87

Holding discount and liquidity

Holding discount conclusions

Treatment of holding discount by Independent Valuators in phase I of Carter II

Conclusion and choice of methodology

The Independent Valuators for the first phase of the Carter II Project were not unanimous on how to treat this discount. Moreover, one must bear in mind that, at te pre-merger stage, the Americas vehicles did not exist yet or else had been recently created after the spinoff. Any consideration on the holding discount related more to Enersis Chile and Endesa Chile.

To clarify the methodologies previously used by the independent valuators for the holding discount for phase I of Carter II, following is a brief summary of each:

- Tyndall: It applied a DCF value and market multiples. They estimate an aggregate holding discount of 16% for EOC Chile and 31% for ENI (applying market multiple values), but di not provide a discount for the Americas

- Deutsche Bank: It did not value the holding discount specifically. It applied a DCF range based on whether there is control or not.

- BofA Merril Lynch: 16.9% holding discount for ENI Chile, but none for the Americas

- IMTrust: It assumed a 0% holding discount for EOC Chile and CHI Chile. EOC-A and CHI-A would caryr an implied discount of 22%

- Colin Baker (PwC): It did not value the holding discount specifically. It applied a DCF value

- Rafael Malla (Deloitte): It did not value the holding discount specifically. It applied a DCF value

- Mario Torres (KPMG): It did not value the holding discount specifically. It applied a DCF value

In the specific case of the potential holding discount for ENI-A and EOC-A, Santander is of the opinion that its quantification could lead to an error in the calculation methodology. This is due mostly to the following:

- The discounts arising from the difference between the fair equity value calculated by Santander (“DCF”) and the trading value of ENI-A and EOC-A, son are very similar (ENI-A -~9% vs EOC-A -~10% on average since they started trading)

- Although the current corporate structure could be indicative of greater subordination by ENI-A compared to EOC-A, one must take into account that ENI-A has significant direct holdings in operational assets and not only through EOC-A and/or CHI-A. This should reduce or virtually eliminate an additional holding discount for ENI-A compared to EOC-A

- The cases of comparable holdings analyzed show discounts ranging from 11% to 42% compared to the equity value of the companies that consolidate therein

It should be noted that, in addition, the holding costs of the 3 Americas vehicles have already been incorporated into the DCF valuations and these assume a higher holding-level adjustment for ENI-A compared to the two other entities involved in the merger

Santander

GLOBAL CORPORATE BANKING

p.88

Holding discount and liquidity

Holding discount analysis

Evolution of relevant holding discounts in Chile (Last 12 months)

50%

Average Max Min Current

45% 42%

40% Quiñenco 30.6% 32.0% 34.3% 31.7%

35% 31%

Antarchile 41.6% 41.9% 37.7% 42.5%

30% 30%

25% IAM 11.0% 11.4% 11.4% 10.7%

20%

Almendral 27.3% 24.7% 29.2% 35.4%

15%

10% 11% Average 27.6% 27.5% 28.1% 30.1%

5% Median 28.9% 28.3% 31.8% 33.6%

0%

Quiñenco Antarchile IAM Almendral

Holding discounts – Last 12 months average

42%

Sample average: 27.4% 27% 31%

11%

Source: Bloomberg as of June 21st 2016. Companies Financial Statements

Note: Recent capital increase in Entel (US$ 515 Mn) was not taken into consideration for computing Almendral’s holding discount

Santander

GLOBAL CORPORATE BANKING

p.89

Holding discount and liquidity

Liquidity analysis

Companies weight in IPSA index Companies liquidity (ADTV US$ Mn)

Before restructuring (April 16) ENI Americas Post Merger $ 7.6

BCI $ 6.0

9.0% Falabella $ 5.8

7.4%

0.0% Enersis Chile Pre-Spinoff $ 5.7 Cencosud $ 5.7 Endesa Chile Pre-Spinoff $ 5.4 Enersis Americas $ 4.8 Enersis Chile $ 4.8 SONDA $ 4.2

83.6%

CMPC $ 4.0

Current situation (June 16) SQM $ 3.7

Endesa Chile $ 3.5

5.6%

5.0% 3.8% Banco de Chile $ 3.1

2.5% Empresas COPEC $ 3.1 Endesa Americas $ 3.5 Banco Santander $ 2.6 Latam Airlines $ 3.5 Entel $ 3.6 Aguas Andinas $ 4.4

83.1%

Itaú CorpBanca $ 5.5

Post-merger estimate

Colbún $ 1.8

CCU $ 1.8

8.1% Parque Arauco $ 6.2

5.0%

3.8% AES Gener $ 7.0

0.0%

Ripley $ 1.0

Before spin-off After spin-off

83.1% Post Merger

#1

Enersis Américas Endesa Chile Enersis Chile

#1 #3 #4 #5 #9 #12

Endesa Américas Resto IPSA

Source: Bloomberg as of June 21st 2016 Exchange rate: USD/CLP: $691.28 Note: IPSA companies with liquidity > US$ 1 Mn

Enersis and Endesa pre spinoff use12-month liquidity before the spinoff (21/06/15-20/04/2016).

Santander

GLOBAL CORPORATE BANKING

p.90

Holding discount and liquidity

Liquidity analysis

ADTV (US$ MM) ~ 04/21/16—Current

Bubble size: market cap (US$ Mn)

10

ENI Americas Post Merger

8

Mn) Enersis $ pre

Falabella

(US BCI spinoff Censosud Endesa V pre ADT 6 spinoff

26d Sonda

CMPC

SQM Banco

Liquidity 4 Chile Latam

Empresas Copec Itaú Entel

2 Ripley

CCU Parque Banco Arauco Colbún Santander Aguas AES Andinas Gener

0

- 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 5,500 6,000 6,500 7,000 7,500 8,000

- Free Float (US$ Mn)

After the spinoff, liquidity at the companies has diminished. Once they merge, the liquidity of the new Enersis Americas should increase and signal its comeback among top-ranking companies in the index

Source: Bloomberg as of June 21st 2016 Exchange rate: USD/CLP: $691.28 Note: IPSA companies with liquidity > US$ 1 Mn

Enersis and Endesa pre spinoff use12-month liquidity before the spinoff (21/06/15-20/04/2016). Market cap at 21/06/16

Santander

GLOBAL CORPORATE BANKING

p.91

1. Glossary 2. Introduction 3. Executive summary

4. Analysis of Enersis corporate restructuring process 5. Regulatory matters 6. Description of the companies

7. Valuation of equity interests involved in the merger i) Discounted cash flow ii) Multiples of transaction comparables iii) Multiples of trading comparables iv) Analysts’ target prices and SOTP v) Trading history of ENI-A, EOC-A and CHI-A vs. LatAm Comparables vi) WACC

8. Holding discount and liquidity

9. Merger results

10. Appendix

Santander

GLOBAL CORPORATE BANKING

p.92

Merger results

Merger in ENI-A: DCF outputs

Discounted cash flows – US$ Mn

ENI-A2 EOC-A CHI-A

970 8,664

219 255 38 3,985 15 24 809 207 2,780 1,388 347 2,052 731 1,574 2,643 216

Holding ENI-A2 Holding EOC-A Holding CHI-A

Gx 44% Gx 87% Gx 10% Tx 2% Tx 2% Tx 3% Dx 40% Dx 7% Dx 81% Others 2% Others 2% Others 3% Holdings 11% Holdings 1% Holdings 3%

Control Case

Santander

GLOBAL CORPORATE BANKING

p.93

Merger results

Valuation methodologies outcomes—US$ Mn

ENI-A2 ENI-A1(1) EOC-A CHI-A(2)

Market Price: US$ 8,265 Mn* Market Price: US$ 3,649 Mn* Market Price: US$ 760 Mn*

DFC

(+- 0.50% on central 8,053 9,351 5,222 6,020 3,473 4,031 755 922

WACC)

8,664 5,472 809

Comparable transactions 10,479 6,877 4,164 1,009 1,115

(+-5% on mid-point)

Trading comparables 9,584 6,264 3,509 3,878 1,004

(+-5% on mid point)

Market analysts 7,969 4,856 3,449 1,054 1,165

(+-5% on mid point)

1) Implicit values

2) Highly illiquid / irrelevant trading volumes

* Values as of June 21st 2016

Santander

GLOBAL CORPORATE BANKING

p.94

| p.95 |

Merger results

Merger in ENI-A: DCF case - **No Control**

Merger by incorporation into ENI-A (equity value level) – US$ Mn


Others
18.0%
ADRs
9.8%
AFPs
11.6%
Enel
60.6%
enersis américas

ENI-A	Equity US$ Mn	%
Enel	5,308	60.6%
AFPs	1,011	11.6%
ADRs	858	9.8%
Others	1,579	18.0%
Total	**8,756**	


Others
21.2%
ADRs
3.0%
AFPs
15.8%
Enersis
60.0%
endesa américas

EOC -A	Equity US$m	%
Enersis	2,318	60.0%
AFPs	609	15.8%
ADRs	117	3.0%
Others	820	21.2%
Total	**3,865**	


Others
0.9%
Enersis
99.1%
chilectra

CHI -A	Equity US$m	%
Enersis	843	99.1%
Others	8	0.9%
Total	**851**	

Shareholder's detail for each vehicle


Enel 51.5%
AFPs (ENI-A) 9.8%
ADRs (ENI-A) 8.3%
Others (ENI-A) 15.3%
AFPs (EOC-A) 5.9%
ADRs (EOC-A) 1.1%
Others (EOC-A) 8%
Others (CHI-A) 0.1%
enersis américas

US$ 10,310 Mn

ENI-A – MergeCo	Equity US$ Mn	%
Enel	5,308	51.5%
AFPs (ENI-A)	1,011	9.8%
ADRs (ENI-A)	858	8.3%
Others (ENI-A)	1,579	15.3%
AFPs (EOC-A)	609	5.9%
ADRs (EOC-A)	117	1.1%
Others (EOC-A)	820	8.0%
Others (CHI-A)	8	0.1%
Total	**10,310**	**100.0%**

Post-merger shareholders


Enel 51.5%
AFPs 15.7%
ADRs 9.5%
Others 23.3%
enersis américas

US$ 10,310 Mn

ENI-A – Summary MergeCo	Equity US$ Mn	%
Enel	5,308	51.5%
AFPs	1,621	15.7%
ADRs	975	9.5%
Others	2,407	23.3%
Total	**10,310**	**100.0%**

Note: ENI-A2, EOC-A y CHI-A values used for the exchange of shares consider a tax benefit of US$ 96 Mn for ENI-A2, US$ 132 Mn for EOC-A and US$ 17 Mn for CHI-A

Santander
GLOBAL CORPORATE BANKING

Merger results

Merger in ENI-A: DCF case—No Control

Merger by incorporation into ENI-A (number of shares level)

ENI-A pre-merger ENI-A post-merger: MergeCo ENI-A post-merger: MergeCo

ENI-A shareholder At different shareholders’ level At shareholding company level

EOC-A CHI-A EOC-A CHI-A 0,9% 0,9% Others 40% 0.1% 40% 0.1%

18.0% 15.0% 15.0%

ADRs Others

9.8% 15.3% Enel

51.5% Enel AFPs 60.6% ADRs

11.6% 8.3%

AFPs ENI-A 9.8% 84.9%

ENI-A # of shares % ENI-A—MergeCo # of shares % ENI-A # of shares %

Enel Enel 29,762 51.5%

29,762 60.6% ENI-A 49,093 84.92% AFPs 5,671 9.8% AFPs 5,671 11.6% ADRs 4,809 8.3% EOC-A 40% 8,672 15.00% ADRs 4,809 9.8% Others 8,851 15.3% Others 8,851 18.0% EOC-A 40% 8,672 15.0% CHI-A 0.9% 43 0.08% CHI-A 0.9% 43 0.1%

Total 49,093 100.0% Total 57,808 100% Total 57,808

Note: ENI-A2, EOC-A y CHI-A values used for the exchange of shares consider a tax benefit of US$ 96 Mn for ENI-A2, US$ 132 Mn for EOC-A and US$ 17 Mn for CHI-A

Santander

GLOBAL CORPORATE BANKING

p.96

| p.97 |

Merger results

Merger in ENI-A: DCF case- **Control**

Merger by incorporation into ENI-A (equity value level) – US$ Mn



Others 18.0%
ADRs 9.8%
AFPs 11.6%
Enel 60.6%
enersis américas

ENI -A	Equity US$ Mn	%
Enel	5,310	60.6%
AFPs	1,012	11.6%
ADRs	858	9.8%
Others	1,579	18.0%
Total	**8,760**	



Others 21.2%
ADRs 3.0%
AFPs 15.8%
Enersis 60.0%
endesa américas

EOC -A	Equity US$ Mn	%
Enersis	2,470	60.0%
AFPs	649	15.8%
ADRs	125	3.0%
Others	874	21.2%
Total	**4,117**	



Others 0.9%
Enersis 99.1%

CHI -A	Equity US$ Mn	%
Enersis	818	99.1%
Others	8	0.9%
Total	**826**	

Shareholder's detail for each vehicle



Enel 51%
AFPs (ENI-A) 9.7%
ADRs (ENI-A) 8.2%
Others (ENI-A) 15.2%
AFPs (EOC-A) 6.1%
ADRs (EOC-A) 1.2%
Others (EOC-A) 8.5%
Others (CHI-A) 0.1%
enersis américas

US$ 10,415 Mn

ENI-A – MergeCo	Equity US$ Mn	%
Enel	5,310	51.0%
AFPs (ENI-A)	1,012	9.7%
ADRs (ENI-A)	858	8.2%
Others (ENI-A)	1,579	15.2%
AFPs (EOC-A)	649	6.2%
ADRs (EOC-A)	125	1.2%
Others (EOC-A)	874	8.4%
Others (CHI-A)	8	0.1%
Total	**10,415**	**100.0%**

Post-merger shareholders



Enel 51%
AFPs 15.8%
ADRs 9.4%
Others 23.7%
enersis américas

US$ 10,415 Mn

ENI-A – Summary MergeCo	Equity US$ Mn	%
Enel	5,310	51.0%
AFPs	1,661	15.9%
ADRs	983	9.4%
Others	2,461	23.6%
Total	**10,415**	**100.0%**

Note: ENI-A2, EOC-A y CHI-A values used for the exchange of shares consider a tax benefit of US$ 96 Mn for ENI-A2, US$ 132 Mn for EOC-A and US$ 17 Mn for CHI-A

Santander GLOBAL CORPORATE BANKING

Merger results

Merger in ENI-A: DCF case- Control

Merger by incorporation into ENI-A (number of shares level)

ENI-A pre-merger ENI-A post-merger: MergeCo ENI-A post-merger: MergeCo

ENI-A shareholder At different shareholders’ level At shareholding company level

CHI-A CHI-A Others EOC-A 0,9% EOC-A 0,9%

18.0% 40% 0.1% 40% 0.1%

15.8% 15.8%

ADRs Otros

9.8% 15.2% Enel

51.0% Enel AFPs 60.6% ADRs

11.6%

8.2%

ENI-A AFPs

84.1% 9.7%

ENI-A # of shares % ENI-A—MergeCo # of shares % ENI-A # of shares %

Enel 29,762 60.6% Enel 29,762 51.0%

AFPs 5,671 9.7% ENI-A 49,093 84.11% AFPs 5,671 11.6% ADRs 4,809 8.2% EOC-A 40% 9,235 15.82% ADRs 4,809 9.8% Others 8,851 15.2% Otros 8,851 18.0% EOC-A 40% 9,235 15.8% CHI-A 0.9% 42 0.07% CHI-A 0.9% 42 0.1%

Total 49,093 100.0% Total 58,370 100% Total 58,370

Note: ENI-A2, EOC-A y CHI-A values used for the exchange of shares consider a tax benefit of US$ 96 Mn for ENI-A2, US$ 132 Mn for EOC-A and US$ 17 Mn for CHI-A

Santander

GLOBAL CORPORATE BANKING

p.98

Merger results

Merger in ENI-A: conclusions on share exchange ratio

Equity value (US$m) Share exchange Merged ENI-A (% stake)

Methodology

ENI-A EOC-A

Controller % ENI-A US$ Mn Minorities Minorities

ENI-A2 EOC-A CHI-A EOC-A CHI-A

Market trading Trading values at current value date 8,361 3,781 777 2.7 4.0 51.3% 33.3% 15.3% 84.6%

Discounted free cash flow Case 1—values – Does not distinguish

DCF between controlling and non- 8,756 3,865 851 2.6 4.1 51.5% 33.4% 15.0% 84.9% no control controlling stakes

Discounted free cash flow Case 2 – values – Does distinguish

8,760 4,117 826 2.8 4.0 51.0% 33.1% 15.8% 84.1%

DCF control between controlling and non-controlling stakes

Weighted average trading

Average – other comparable multiples, 9,262 3,895 1,060 25. 50. 51.8% 33.7% 14.4% 85.4% methodologies comparable transactions multiples and target prices

Shareholder

Shareholder Proposed

Proposed 8,760 4,230 1,044 2.8 5.0 50.8% 33.0% 16.2% 83.7%

Exchange exchange

Santander

GLOBAL CORPORATE BANKING

p.99

Merger results

Conclusions and considerations on corporate interests in the operation

This independent valuation has been prepared by Banco Santander Chile S.A. (“Santander”), at the express request of the Board of Endesa Americas S.A. (“Endesa”)

In preparing the independent valuation of the operations comprising the Corporate Restructuring, we used Discounted cash Flow (DCF) as well as methods and market benchmarks that support DCF (multiples of comparable transactions, multiples of traded variables, market value, review of research analyst documentation and analyses of independent valuation reports)

Santander is of the opinion that the Corporate Restructuring is a sensitive process for shareholders in the various companies involved, in particular for shareholders with minority interests. Consequently, we must address economic, market, regulatory and strategic aspects to attain an exchange of shares between the parties involved, at a fair value. For Santander, this value is equivalent to:

- 2.5 – 2.8 shares in Enersis Americas = 1 share in Endesa Americas (minority interests in EOC-A between 14.4%-15.8%)

- 4.0 – 5.0 shares in Enersis Americas = 1 share in Chilectra Americas

Assuming the above is complied with, the Corporate Restructuring will be positive and therefore contribute to the corporate interest of Enersis Americas, Endesa Americas, Chilectra Americas and the shareholders involved. This assertion is based on:

- Greater efficiency in decision-making and strategic implementation

- Operational and financial synergies

- Greater equity liquidity in a single merged vehicle

Santander

GLOBAL CORPORATE BANKING

p.100

1. Glossary 2. Introduction 3. Executive summary

4. Analysis of Enersis corporate restructuring process 5. Regulatory matters 6. Description of the companies

7. Valuation of equity interests involved in the merger i) Discounted cash flow ii) Multiples of transaction comparables iii) Multiples of trading comparables iv) Analysts’ target prices and SOTP v) Trading history of ENI-A, EOC-A and CHI-A vs. LatAm Comparables vi) WACC

8. Holding discount and liquidity

9. Merger results

10. Appendix

Santander

GLOBAL CORPORATE BANKING

p.101

Comparable transactions multiples

DETAIL

Santander

GLOBAL CORPORATE BANKING

p.102

| p.103 |

Appendix

Independent valuator reports: stage 1 of Carter II

- This valuation reference considers the result of the valuations conducted in the first phase of Carter II by the Independent Valuator Banks and Independent Experts
- In this first phase of Carter II, the operation perimeter was wider, including the Chilean assets of Enersis, Endesa and Chilectra, as well as their international holdings
- For this report, antander has only considered the interests involved in the merger among ENI-A, EOC-A and CHI-A
- As evident from the following analysis, the vast majority of Valuators have valued the assets of the Americas vehicles at the level of each individual territory and company (in some cases, companies with less relative weight have been grouped in the "Rest" category)
- In the reports issued by Colin Baker (PwC) and Rafael Malla (Deloitte), Argentina was not considered in the valuation
- The Valuators who did not submit this report using DCF methodology for each asset have been excluded from our analyses
- In the valuation of some of these vehicles (ENI-A2, ENI-A1,EOC-A, CHI-A), it was not expressly submitted and was hence recalculated implicitly by Santander in order that the analysis be as exhaustive as possible enersis américas Grupo Enel

ENI-A2 (US$ Bn)


9.2
10.0
9.0
8.2
9.2
9.1
Tyndall
Deutsche Bank
PwC
Deloitte
KPMG
Average

enersis américas Grupo Enel

ENI-A1 100% (US$ Bn)


5.9
6.5
5.8
5.2
5.8
5.9
Tyndall
Deutsche Bank
PwC
Deloitte
KPMG
Average

endesa américas Grupo Enel

EOC-A 100% (US$ Bn)


3.8
4.0
3.9
3.5
4.0
3.8
Tyndall
Deutsche Bank
PwC
Deloitte
KPMG
Average

chilectra américas Grupo Enel

CHI-A 100% (US$ Bn)


1.0
1.1
0.9
0.9
1.0
1.0
Tyndall
Deutsche Bank
PwC
Deloitte
KPMG
Average

Note: Adjusted average does not consider the values submitted by Tyndall and Deloitte, the highest and lowest of all cases, respectively.

Santander GLOBAL CORPORATE BANKING

| p.104 |

Appendix

Independent valuator reports: stage 1 of Carter II[3]

US$ Mn						1) Tyndall Group				2) Deutsche Bank			
Company	**Business**	**ENI-A2**	**ENI-A1**	**EOC-A**	**CHI-A**	**ENI-A2**	**ENI-A1**	**EOC-A**	**CHI-A**	**ENI-A2**	**ENI-A1**	**EOC-A**	**CHI-A**
Edegel	Gx	58.6%	21.1%	62.5%	0.0%	1,311	473	1,397	-	1,245	449	1,327	-
Chinango	Gx	46.9%	16.9%	50.0%	0.0%	181	65	193	-	172	62	184	-
Piura	Gx	96.5%	96.5%	0.0%	0.0%	178	178	-	-	166	166	-	-
Edelnor	Dx	75.5%	60.1%	0.0%	15.6%	1,137	904	-	235	1,436	1,143	-	296
Generalima	Other	100.0%	100.0%	0.0%	0.0%	-	-	-	-	- 125	- 125	-	-
Caboblanco	Other	100.0%	100.0%	0.0%	0.0%	-	-	-	-	-	-	-	-
Resto	Other					-	-	-	-	28	19	-	8
Peru	**Σ**					**2,807**	**1,621**	**1,590**	**235**	**2,921**	**1,714**	**1,511**	**304**
Endesa Brasil	Gx	84.4%	50.9%	37.1%	11.3%	69	42	30	9	103	62	45	14
Cachoeira	Gx	84.2%	50.8%	37.0%	11.2%	358	216	158	48	391	236	172	52
Fortaleza	Gx	84.4%	51.0%	37.1%	11.3%	274	166	120	37	293	177	129	39
Cien	Tx	84.4%	50.9%	37.1%	11.3%	267	161	118	36	248	150	109	33
Coelce	Dx	64.9%	45.2%	21.9%	6.6%	523	364	176	53	751	523	253	77
Ampla	Dx	92.0%	45.3%	17.4%	36.7%	631	310	119	251	551	271	104	220
Com e Serv	Other	84.4%	50.9%	37.1%	11.3%	80	48	35	11	105	63	46	14
Resto	Other					-	-	-	-	-	-	-	-
Brazil	**Σ**					**2,202**	**1,308**	**756**	**445**	**2,442**	**1,482**	**858**	**450**
Emgesa	Gx	37.7%	21.6%	26.9%	0.0%	1,667	955	1,187	-	1,786	1,023	1,274	-
Codensa	Dx	48.4%	39.1%	0.0%	9.4%	1,400	1,132	-	270	1,668	1,349	-	322
EEC	Dx	19.5%	15.8%	0.0%	3.8%	6	5	-	1	15	11	-	3
Resto	Other					-	-	-	-	-	-	-	-
Colombia	**Σ**					**3,073**	**2,092**	**1,187**	**272**	**3,469**	**2,383**	**1,274**	**325**
Costanera	Gx	45.4%	0.0%	75.7%	0.0%	62	0	103	-	74	-	123	-
Dock Sud	Gx	40.2%	40.2%	0.0%	0.0%	50	50	-	-	55	55	-	-
El Chocon	Gx	39.2%	0.0%	65.4%	0.0%	129	0	215	-	138	-	229	-
TESA	Tx	84.4%	50.9%	37.1%	11.3%	- 6	- 4	- 3	- 1	- 12	- 7	- 5	- 2
CTM	Tx	84.4%	50.9%	37.1%	11.3%	- 8	- 5	- 3	- 1	- 12	- 7	- 5	- 2
Edesur	Dx	71.6%	37.6%	0.5%	34.1%	182	95	1	87	67	35	-	31
Cemsa	Other	82.0%	55.0%	45.0%	0.0%	-	-	-	-	10	7	6	-
Otros	Other	100.0%	100.0%	100.0%	0.0%	-	-	-	-	- 4	-	- 4	-
Resto	Other					-	-	-	-	-	-	-	-
Argentina	**Σ**					**409**	**137**	**313**	**85**	**316**	**83**	**344**	**27**
ENI-A	Holding	100.0%	100.0%	0.0%	0.0%	758	790	-	-	837	842	-	-
EOC-A	Holding	60.0%	0.0%	100.0%	0.0%	-	-	- 14	-	-	-	12	-
CHI-A	Holding	99.1%	0.0%	0.0%	100.0%	-	-	-	- 24	-	-	-	- 12
Holdings	**Σ**					**758**	**790**	**- 14**	**- 24**	**837**	**842**	**12**	**- 12**
Total	**Σ**					**9,249**	**5,947**	**3,832**	**1,012**	**9,986**	**6,504**	**4,000**	**1,094**

1) In its report, Tyndall presents values proportional to equity values of companies at ENI-A2 and EOC-A level; Santander has re-computed the values for ENI-A1 y CHI-A
2) Deutsche Bank reports values proportional to equity values of companies at ENI-A1, EOC-A and CHI-A level; Santander has re-computed the values for ENI-A2
3) BofAML y IMTrust do not report DCF values at enterprise level by country. Santander has decided not to include their report in this analysis.

Santander
GLOBAL CORPORATE BANKING

Appendix

| p.105 |

Independent valuator reports: stage 1 of Carter II

US$ Mn						1) Colin Baker (pwc)				2) Rafael Malla (Deloitte.)				3) Mario Torres (KPMG)			
Company	Business	ENI-A2	ENI-A1	EOC-A	CHI-A	ENI-A2	ENI-A1	EOC-A	CHI-A	ENI-A2	ENI-A1	EOC-A	CHI-A	ENI-A2	ENI-A1	EOC-A	CHI-A
Edegel	Gx	58.6%	21.1%	62.5%		1,391	502	1,483		1,113	402	1,187	-	1,442	520	1,537	-
Chinango	Gx	46.9%	16.9%	50.0%		152	55	162		141	51	150	-	-	-	-	-
Piura	Gx	96.5%	96.5%			216	216			97	97	-	-	-	-	-	-
Edelnor	Dx	75.5%	60.1%		15.6%	816	649		168	831	661	-	171	709	564	-	146
Generalima	Otros	100.0%	100.0%							-	-	-	-	-	-	-	-
Caboblanco	Otros	100.0%	100.0%			8	8			-	-	-	-	-	-	-	-
Resto						- 27	- 36		9					172	172		
Peru	Σ					2,556	1,394	1,645	177	2,182	1,210	1,337	171	2,323	1,256	1,537	146
Endesa Brasil	Gx	84.4%	50.9%	37.1%	11.3%	214	129	94	29	-	-	-	-	-	-	-	-
Cachoeira	Gx	84.2%	50.8%	37.0%	11.2%	440	266	194	59	421	254	185	56	-	-	-	-
Fortaleza	Gx	84.4%	51.0%	37.1%	11.3%	327	198	144	44	422	255	186	56	-	-	-	-
Cien	Tx	84.4%	50.9%	37.1%	11.3%	295	178	130	39	169	102	74	23	-	-	-	-
Coelce	Dx	64.9%	45.2%	21.9%	6.6%	896	624	302	92	519	361	175	53	588	410	198	60
Ampla	Dx	92.0%	45.3%	17.4%	36.7%	292	144	55	116	644	317	122	257	739	364	140	294
Com e Serv	Otros	84.4%	50.9%	37.1%	11.3%	161	97	71	21	-	-	-	-	-	-	-	-
Resto						-	-	-	-	-	-	-	-	1,439	869	633	192
Brazil	Σ					2,626	1,636	990	400	2,175	1,289	742	445	2,766	1,642	971	546
Emgesa	Gx	37.7%	21.6%	26.9%		1,491	854	1,063		1,471	842	1,048	-	1,556	891	1,108	-
Codensa	Dx	48.4%	39.1%		9.4%	1,413	1,143		273	1,258	1,017	-	243	1,328	1,074	-	257
EEC	Dx	19.5%	15.8%		3.8%	11	9		2	-	-	-	-	11	9	-	2
Resto														-	-	-	-
Colombia	Σ					2,916	2,006	1,063	275	2,729	1,860	1,048	243	2,894	1,973	1,108	259
Costanera	Gx	45.4%	0.0%	75.7%		-	-	-	-	-	-	-	-	28	0	46	-
Dock Sud	Gx	40.2%	40.2%			-	-	-	-	-	-	-	-	-	-	-	-
El Chocon	Gx	39.2%	0.0%	65.4%		-	-	-	-	-	-	-	-	51	0	85	-
TESA	Tx	84.4%	50.9%	37.1%	11.3%	-	-	-	-	-	-	-	-	-	-	-	-
CTM	Tx	84.4%	50.9%	37.1%	11.3%	-	-	-	-	-	-	-	-	-	-	-	-
Edesur	Dx	71.6%	37.6%	0.5%	34.1%	-	-	-	-	-	-	-	-	-	-	-	-
Cemsa	Otros	82.0%	55.0%	45.0%	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
Resto	Otros	100.0%	100.0%	100.0%	0.0%	-	-	-	-	-	-	-	-	28	21	2	6
Argentina	Σ					-	-	-	-	-	-	-	-	107	21	133	6
ENI-A	Holding	100.0%	100.0%			874	750	-	-	1,080	840	-	-	1,085	922	-	-
EOC-A	Holding	60.0%		100.0%		-	-	201	-	-	-	350	-	-	-	223	-
CHI-A	Holding	99.1%			100.0%	-	-	-	4	-	-	-	30	-	-	-	30
Holdings	Σ					874	750	201	4	1,080	840	350	30	1,085	922	223	30
Total	Σ					8,973	5,787	3,899	856	8,165	5,199	3,477	889	9,175	5,815	3,972	987

1) Colin Baker reports values proporcional to equity values of the companies at ENI-A2, EOC-A and CHI-A levels; Santander has re-computed the values for ENI-A1
2) Rafael Malla reports values in US$ Bn, rounded to 1 decimal. Santander has taken these values into consideration and has weighted them by their respective stakes. Stake values could not match exactly with the ones used in Deloitte's financial models due to this numerical approximation.
3) Mario Torres groups certain companies by country in a category called "Resto" (Remainder). Santander has respected this method and thus has not distributed these companies at enterprise level as the other independent valuators did.

Santander
GLOBAL CORPORATE BANKING

Appendix

Independent valuator reports: simulation at “present date”

ENI-A2 (US$ Bn) ENI-A1 100% (US$ Bn) EOC-A 100% (US$ Bn) CHI-A 100% (US$ Bn)

9.1

7.1 7.4

5.9

4.3 4.5

3.8 3.5 3.6

1.0 0.7 0.8

Independent Valuators Average SAN @ WACC 2015 SAN @ WACC 2016

WACC used

WACC @ November 4th 2015 (Carter II 1st Stage) WACC @ Today (June 21st 2016)

Peru Brasil Colombia A na Peru Brasil Colombia A na Gx 9.0% 11.0% 9.4% 14.2% Gx 8.7% 10.8% 9.2% 13.8% Tx 10.7% 15.2% Tx 10.5% 14.8% Dx 8.0% 10.0% 8.5% 14.4% Dx 7.6% 9.8% 8.2% 14.0% Others 9.0% 11.0% 9.7% 14.2% Others 8.7% 10.8% 9.5% 13.8%

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GLOBAL CORPORATE BANKING

p.106

Appendix

Independent valuator reports: valuation summary under this method

LOW CASE (-5% over MID) MID CASE HIGH CASE (+5% over MID)

9 10,654 1,612 9 11,186

8 10,121 1,535 1,458

Merger by 9,110 9,565 8,654

incorporation into ENI-A

US$ Mn

ENI-A2 EOC-A 40% CHI-A 0.9% ENI-A merged ENI-A2 EOC-A 40% CHI-A 0.9% ENI-A merged

ENI-A2 EOC-A 40% CHI-A 0.9% ENI-A merged

11,186 10,654 4,028 1,016 10,121 3,836 968

Detail merger 3,644 919 value at companies

5,850 6,143

level 5,558

US$ Mn

ENI-A1 EOC-A 100% CHI-A 100% ENI-A merged ENI-A1 EOC-A 100% CHI-A 100% ENI-A merged ENI-A1 EOC-A 100% CHI-A 100% ENI-A merged

Santander

GLOBAL CORPORATE BANKING

p.107

Appendix

| p.108 |

Comparable transactions multiples: Brazil

Year	Target	Vendor	Buyer	Size (US$ Mn)	EV/EBITDA
Generation					
2016	2 parques eólicos (392 MW)	Casa do Ventos	Cubico	500	N.A
2015	Pantanal – 2 SHPP	EDP Brazil	Brookfield	102	N.A
2015	Renova (2 parques eólicos)	Renova	TerraForm Global	550	N.A
2015	Renova – 2 SHPP	Renova	TerraForm Global	52	N.A
2014	Planta de cogeneración	Usina Rio Pardo	Albioma	47	6.4x
2014	8 activos de generación (Energisa)	Energisa SA	Brookfield	883	10.0x
2014	Santo Antônio	Andrade Gutierrez	CEMIG	7,520	14.6x
2013	Norte Fluminense	Petrobras	EDF	550	6.0x
2013	Aliança Energia (JV)	N.A	Vale/Cemig	1,279	8.5x
2013	Brasil PCH	Petrobras	CEMIG	775	10.0x
2013	Jirau HPP	GDF Suez Energy Latam	Mitsui	5,199	11.2x
2013	Capim Branco	Suzano Papel e Celulose	Vale	564	13.4x
2012	Usina Ester	N.A	CPFL Renováveis	35	12.4x
2012	Atlântica	N.A	CPFL Renováveis	n.a.	N.A
2012	Bons Ventos	Grupo Servtec / FIP Brasil Energia / Grupo Ligna	CPFL Renováveis	344	N.A
2012	5 parques eólicos	Suzlon Group	FIP BB Votorantim	170	N.A
2011	UHE Sto Antônio do Jari	N.A	EDP Brasil	423	N.A
2011	Bertin	N.A	Brookfield	95	N.A
2011	Energyworks do Brasil	Iberdrola	Neoenergia	47	N.A
2011	Sta Luzia SHP	N.A	ERSA	91	11.1x
2011	SIIF – Activos	SIIF Brazil	CPFL	471	10.0x
2011	SIIF – PPA	SIIF Brazil	CPFL	22	N.A
2010	2 SHPs (Bertin)	N.A	EDP Brasil	96	N.A
	Average multiple				**10.5x**

Santander
GLOBAL CORPORATE BANKING

Appendix

Comparable transactions multiples: Brazil

Size

Year Target Vendor Buyer EV/EBITDA (US$ Mn)

Distribution

2016 AES Sul AES Corporation CPFL 515 8.5x(1) 2011 Elektro AEI Iberdrola 2,400 5.8x 2010 Light Enlighted Partners Cemig 340 6.6x 2009 CPFL Energia Grupo Votorantim Camargo Correa SA 910 6.9x 2009 Light Andrade Gutierrez / Equatorial Cemig 900 5.6x 2008 Enersul Rede Energia SA 450 6.3x

Average multiple 6.6x

Transmission

2015 TAESA (22%) FIP Coliseu Empresas publicas de Medellin 502 6.3x 2015 Transmission lines J Marucelli /Statkraft EEB 157 10.2x 2013 ACS-Transmission Lines ACS State Grid 968 N.A 2011 Vila do Conde Transmissora de Energia Isolux / Lintran Do Brasil Participacoes. Elecnor 157 N.A 2011 33% Cachoeira Paulista Transmissora Elecnor Isolux 40 7.7x 2010 Brazilian Electricity Transmission Portfolio Abengoa / Isolux / TAESA State Grid 1,721 N.A 2010 66% stake in LT Triangulo SA Isolux Elecnor 296 N.A 2009 Alupar FI-FGTS 152 6.5x 2009 TAESA Minority shareholders Cemig 750 9.0x 2009 TAESA Terna Cemig 340 9.0x 2007 CTEEP ISA 270 17.5x 2006 CTEEP ISA 426 8.1x

Average multiple 8.4x

1) From Credit Suisse Research 16/16/2016

Santander

GLOBAL CORPORATE BANKING

p.109

Appendix

Comparable transactions multiples: Peru

Size

Year Target Vendor Buyer EV/EBITDA (US$ Mn)

Generation

2016 Fenix Power AEI Colbun / Adia 786 12.2x 2014 Generandes Perú SA Inkia Enersis 413 7.4x 2013 Las Flores Power Plant Duke Energy Kallpa 6.3 N.A 2013 Generación Andina Energie Baden-Wurttemberg Union Energy Group 145 N.A 2012 Cerro del Águila 500MW Hydroelectric Plant Kallpa Inkia 900 N.A 2011 Electrica de Piura Local financial investors Endesa Chile 38 5.5x 2010 Edegel Conduit Capital Partners Inkia 53 5.5x 2007 Electroandes PSEG Global Statkraft 390 10.4x

Average multiple 8.6x

Distribution

2014 Luz del Sur SAA Sempra Peruvian Opportunity Co SAC 73 11.3x 2012 Edelnor Endesa Chile Enersis 270 9.4x 2011 Luz del Sur SAA AIE Sempra 875 5.5x 2009 Edelnor Generalima SA Enersis 75 5.9x

Average multiple 8.0x

Santander

GLOBAL CORPORATE BANKING

p.110

Appendix

Comparable transactions multiples: Argentina

Size

Year Target Vendor Buyer EV/EBITDA (US$ Mn)

Generation

2013 Hidroneuquen SA (3%) Merrill Lynch, Pierce, Fenner & Smith Inc Central Puerto SA 1.6 2.9x 2013 Hidroneuquen SA (16%) Merrill Lynch, Pierce, Fenner & Smith Inc Central Puerto SA 24.6 2.1x 2007 Hidroelectrica El Chocon CMS Enterprises Endesa 50.0 4.8x

Average multiple 3.2x

Distribution

2013 Eden Edenor Servicios Eléctricos Norte BA SL 40.3 1.85x 2013 Edesur Petroleo Brasileiro Sadesa 35.0 n.m. 2012 Edesa Pampa Energía Salta Inversiones Electricas 22.5 2.53x 2011 Edelar Pampa Energía Andes Energia S.A. 21.8 4.13x 2011 Edesal Edenor Rovella Carranza 26.7 4.05x 2011 Eden AEI Pampa Energía 50.0 2.49x 2011 Emdersa AEI Pampa Energía 90.0 3.80x

Average multiple 3.1x

Transmission

2016 Yacylec SA Sideco Americana SA 68.8 N.A 2007 Transener SA Petrobras Electroingenieria SA / Energia Argentina SA 54.0 6.4x

Average multiple 6.4x

Santander

GLOBAL CORPORATE BANKING

p.111

Appendix

Comparable transactions multiples: Colombia

Size

Year Target Vendor Buyer EV/EBITDA (US$ Mn)

Generation

2016 Isagen Colombian Government Brookfield 2,800 11.8x 2013 Emgesa Endesa Enersis SA 1,589 11.3x 2010 Termobarranquilla SA Darby Overseas Investments Fondos Colombianos y Chilenos 140 N.A. 2010 TermoEmcali Funding Corporation Empresas Municipales de Cali Multiples bidders 109 N.A. 2009 Termocandelaria SA ESP ABB Holdings, Darby Mezzanine Fondos de Pensiones locales 50 N.A. 2007 Termotasajero SA ESP Conduit Capital Partners Inversiones Termotasajero 173 N.A.

Average multiple 11.5x

Distribution

2014 Codensa Endesa Enersis 1,320 9.2x

2011 EBSA Ministerio de Hacienda Brookfield / Fondos de Pensiones locales 418 7.9x

Average multiple 8.5x

Santander

GLOBAL CORPORATE BANKING

p.112

Appendix

Significant aspects to be considered in this merger

Operations between related parties (title XVI—Law 18046)

Purpose of operation: A company may only conduct operation with related parties when intended to contribute to the corporate interest,and on

Ar 147 arm’s length terms, conditions and prices

Duty to report to the board: The directors, managers or administrators having an interest or participating in an operation with related parties must

Ar 147.1 immediately report to the board

Approval: The operation must be approved by the absolute majority of board members, excluding the directors or liquidators involved, who may

Ar 147.2 nevertheless make public their opinion on the operation if so required by the board

Independent valuator: If a special meeting of shareholders is called to approve the operation, the board must designate at least one independent Ar 147.5 valuator to submit a report to the shareholders on the operation and its potential impact on the company. The board or the directors who are not involved may also designate an additional independent valuator

Independent valuators’ reports: The reports, once ready, must be made available on the immediately following business day at the company Ar 147.5 offices and on the website for at least 15 business days. They must also be advised in a material events notice. The directors must issue a determination on the convenience of the operation for the interests of the company, within 5 business days following receipt of the last report.

Withdrawal right

Shareholders involved Shareholders who voted against and those not involved in the approval of the merger at the Special Meeting of Shareholders

Weighted average closing price for the 60 trading days preceding the 30th trading day prior to the Special Meeting of Shareholders, for Price determination ENI-A and EOC-A

Book value for CHI-A, given the lack of market cap

Tie to completion The rights exercised at the Special Meeting of Shareholders or within 30 calendar days thereafter

Implementation The company repurchases the shares subject to Withdrawal Right to hold them as treasury stock for a maximum of 1 year mechanisms If these shares remain as treasury stock for more than 1 year in the company, cancellation is required

Santander

GLOBAL CORPORATE BANKING

p.113

Appendix

Tax impact analysis

During the first phase of the carter Ii Project, Endesa Chile and Chilectra Chile were required to pay capital gains tax in Peru and Argentina as a result of the spinoff.

Considered in exchange equation

No tax refund in 24% tax refund in Chile Chile

- Case 1 — Case 2 -

Paid at spinoff

Endesa Chile (174) —

Chilectra Chile (22) —

Enersis Chile

(127) —

(proportional)

Endesa Americas - 174 132 Chilectra Americas - 22 17 Enersis Americas - 127 96

This tax was determined to be US$174 Mn and US$22 Mn for Endesa and Chilectra, respectively

Since this payment shouldn’t affect the Americas vehicles, it has been proposed that, with regard to the merger, the amounts be considered as a positive impact In view of the uncertainty surrounding the tax-deductibility of these payments, 2 scenarios could arise: no tax refund vs. tax refund

Santander has considered Case 2 (tax refund) to calculate the exchange equation. The sums used for the exchange equation are:

EOC-A US$132 Mn

CHI-A US$17 Mn

ENI-A (proportional) US$96 Mn

Source: Corporate information

Santander

GLOBAL CORPORATE BANKING

p.114

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Santander

GLOBAL CORPORATE BANKING